UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other
than
the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023

Dear Fellow Innoviva Stockholder:

I am pleased to invite you to attend Innoviva, Inc.’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 22, 2023 at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time.

Your Board of Directors (the “Board of Directors”) is recommending a highly qualified, experienced and diverse slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect six directors; (2) cast a non-binding advisory vote to approve named executive officer compensation; (3) cast a vote on the frequency of non-binding advisory votes on executive compensation; (4) ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2023; (5) cast a vote on the 2023 Employee Stock Purchase Plan; and (6) take action upon any other business as may properly come before the Annual Meeting.

The accompanying materials include the Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”). The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

Also enclosed with these proxy materials is a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of our Board of Directors.

Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.

If your brokerage firm, bank, dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares on the proxy card.

Holders of shares as of the close of business on April 20, 2023, the record date for voting at the Annual Meeting, are urged to submit a proxy card, even if your shares were sold after such date.

If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com. If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting Innoviva, Inc., toll free at (800) 431-9646.

On behalf of your Board of Directors, thank you for your continued support and interest.

Very truly yours,

Pavel Raifeld
Chief Executive Officer

Innoviva, Inc.

1350 Old Bayshore Highway, Suite 400

Burlingame, California 94010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Innoviva, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, May 22, 2023 at 11:00 a.m., Eastern Time, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, for the following purposes:

Proposal 1:	To elect six directors to serve for the ensuing year.

Proposal 2:	To approve a non-binding advisory resolution regarding executive compensation.

Proposal 3:	To vote on the frequency of non-binding advisory votes on executive compensation.

Proposal 4:	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

Proposal 5:	To approve the Innoviva, Inc. 2023 Employee Stock Purchase Plan.

To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 20, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD.

If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

By Order of the Board of Directors

Pavel Raifeld

Chief Executive Officer

Burlingame, California

April 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held on Monday, May 22, 2023:

The Proxy Statement is available at http://investor.inva.com/sec-filings.

Innoviva, Inc.

1350 Old Bayshore Highway, Suite 400

Burlingame, California 94010

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, May 22, 2023 at 11:00 a.m., Eastern Time, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019. As used in this Proxy Statement, the terms “Innoviva,” the “Company,” “we,” “us,” and “our” mean Innoviva, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Innoviva, Inc. is soliciting your proxy to vote at the Annual Meeting to be held on Monday, May 22, 2023 at 11:00 a.m., Eastern Time, and any postponements or adjournments thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

We intend to mail this Proxy Statement and accompanying proxy card on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting;

•	Our 2022 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2022; and

•	The proxy card.

Can I attend the Annual Meeting?

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 20, 2023 (the “Record Date”). Admission will begin at 10:30 a.m., Eastern Time, on the date of the Annual Meeting, and you must present valid picture identification, such as a driver’s license or passport, and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 65,504,384 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), outstanding. The holders of Common Stock have the right to one vote for each share they held as of the Record Date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on May 22, 2023 and will be accessible for ten days prior to the Annual Meeting at our place of business, 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, between the hours of 9:00 a.m. and 5:00 p.m., Pacific time.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, that organization cannot vote your shares on the election of directors (Proposal 1), on the non-binding advisory resolution regarding executive compensation (Proposal 2), on the vote on the frequency of non-binding advisory votes on executive compensation (Proposal 3) or on the Company’s 2023 Employee Stock Purchase Plan (Proposal 5). We encourage you to provide voting instructions to the brokerage firm, bank, dealer or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a valid proxy from your broker, bank or other custodian.

What does it mean if I receive more than one proxy card?

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

What am I voting on?

The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposals.

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect six directors to serve until the 2024 Annual Meeting of Stockholders.	FOR	Majority Votes Cast	No
Proposal 2: Approval of a non-binding advisory resolution regarding executive compensation.	FOR	Majority Votes Cast	No
Proposal 3: To vote on the frequency of non-binding advisory votes on executive compensation	1 YEAR	Majority Votes Cast	No

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 4: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.	FOR	Majority Votes Cast	Yes
Proposal 5: Approval of the Company’s 2023 Employee Stock Purchase Plan.	FOR	Majority Votes Cast	No

Majority Votes Cast means, with respect to Proposal 1, that the number of votes cast “FOR” a director’s election exceeds 50% of the votes cast with respect to that director’s election and, with respect to Proposals 2 – 5, that the proposal would be approved if it receives an affirmative majority of the votes cast. For this purpose, votes cast shall exclude abstentions and broker non-votes.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

In an uncontested election of directors, such as Proposal 1, our Bylaws mandate that directors be elected by a majority vote of votes cast, as described below under “ELECTION OF DIRECTORS - MAJORITY VOTING BYLAW.” In contested elections, our Bylaws mandate that directors be elected by a plurality vote. For purposes of our Bylaws, a contested election is any election of directors for which our Secretary determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Our Secretary has determined that the election at the Annual Meeting is an uncontested election. Accordingly, the provisions of our Bylaws relating to majority voting for directors in uncontested elections will be applicable to the Annual Meeting.

Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by February 8, 2023. We did not receive any such nominations and no other nominations for election to our Board of Directors may be made by stockholders at the Annual Meeting.

If for some reason any of the Board of Directors’ nominees are unable to serve, or for good cause will not serve, if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board of Directors and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board of Directors’ remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we know of no reason why any of the Board of Directors’ nominees would be unable or for good cause unwilling to serve as a director if elected.

How do I vote?

With regard to the election of directors (Proposal 1), you may (i) vote “For” the six nominees to the Board of Directors, (ii) vote “Against” the election of one or more of the nominees and vote “For” the remaining nominees, (iii) vote “Against” all of the nominees or (iv) withhold your authority to vote for any nominee you specify. You may not vote your proxy “For” the election of any persons in addition to the six named nominees. For Proposals 2, 4 and 5, you may vote “For” or “Against” or abstain from voting. For Proposal 3, you may vote “1 year” “2 years” or “3 years” or abstain from voting. We do not have cumulative voting rights for the election of directors. The procedures for voting are explained below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote by using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card.

•	To vote by telephone, please follow the instructions provided on your proxy card.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent as of the Record Date, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections, your shares will be voted (1) “For” the election of each of the six nominees for director, (2) “For” approval of the non-binding advisory resolution regarding executive compensation, (3) “1 year” in connection with the advisory vote on the frequency of say-on-pay votes, (4) “For” ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2023, and (5) “For” approval of the Company’s 2023 Employee Stock Purchase Plan.

If you are not a record holder (i.e., your shares are held through a broker, bank, brokerage firm, dealer or other similar organization), your broker is required to vote such shares in accordance with the instructions you provide. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1), the non-binding advisory resolution regarding executive compensation (Proposal 2), the advisory vote on frequency of say-on-pay votes (Proposal 3) or the Company’s 2023 Employee Stock Purchase Plan (Proposal 5).

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Against” votes (or, for purposes of the say-on-pay frequency vote, “1 year,” “2 years” and “3 years” votes), abstentions and broker non-votes, if any. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for any of the proposals on the agenda. Broker non-votes, if any, as described in the next paragraph, have no effect and will not be counted toward the vote total for any of the proposals on the agenda. Broker non-votes will be counted toward the quorum requirement.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Each of the proposals other than Proposal 4 are “non-discretionary” and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposals 1, 2, 3, or 5 unless you provide voting instructions to the record holder.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:

•

You may change your vote using the Internet or telephone methods described above prior to the Annual Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted.

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our investor relations department at investor.relations@inva.com.

•

You may attend the Annual Meeting and vote in person. If you are not a record holder of shares, you must provide a “legal” proxy from the record holder in order to vote your shares in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter - Proposal 4 (to ratify the appointment of Deloitte & Touche LLP). Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: Proposal 1 (the election of directors), Proposal 2 (the advisory resolution regarding executive compensation), Proposal 3 (the vote on the frequency of non-binding advisory votes on executive compensation), or Proposal 5 (the Company’s 2023 Employee Stock Purchase Plan). Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on the Record Date, are represented at the Annual Meeting by stockholders present either in person or by proxy. On the Record Date, there were 65,504,384 shares of Common Stock outstanding and entitled to vote. Thus, 32,752,193 shares must be represented by stockholders present either in person at the Annual Meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote in person at the Annual Meeting. Abstentions and any broker non-votes will be counted toward the quorum requirement.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Innoviva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published, if available, on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the end of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to report preliminary results, and to file an amendment to such Form 8-K to report the final results within four business days after the final results are known to us.

Who will solicit and pay the cost of soliciting proxies for the Annual Meeting?

We will pay for the entire cost of soliciting proxies. We have engaged D.F. King & Co., Inc. (“D.F. King & Co., Inc.”) to assist in the solicitation of proxies for the Annual Meeting at a cost that is not expected to exceed $30,000 plus reasonable out-of-pocket expenses. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials in the mail?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice of Annual Meeting of Stockholders and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our investor relations department at investor.relations@inva.com. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and be received by the Corporate Secretary of the Company on or before December 29, 2022. If you wish to submit a proposal to be presented at the 2024 annual meeting of stockholders but which will not be included in the Company’s proxy materials, your Solicitation Notice, as defined in our Bylaws, must be received by the Corporate Secretary of the Company at Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, Attention: Corporate Secretary, no earlier than February 22, 2024 and no later than March 23, 2024. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Innoviva nominees must provide notice that sets forth the information required by Rule 14a-19 no later than March 23, 2024. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Innoviva’s current Bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at “www.inva.com.”

Who can help answer my questions?

If you are a shareholder and have any questions about attending the Annual Meeting or how to vote or direct a vote in respect of your shares, you may call D.F. King & Co., Inc., our proxy solicitor, by calling (800) 431-9646 (toll-free), or banks and brokers can call (212) 269-5550.

If you have any questions regarding the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. Of the seven directors, six are nominees for election to the Board of Directors at the Annual Meeting, and their ages as of the Record Date, their positions and offices held with the Company and certain biographical information are set forth below. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” all of the Board of Directors’ nominees.

Each director to be elected will hold office until the next annual meeting of stockholders, or until the director’s death, resignation or removal or until they are replaced. All of the nominees listed below are currently directors of the Company and their nomination has been recommended by the Nominating/Corporate Governance Committee and approved by the Board of Directors. It is our policy to encourage nominees for director to attend the Annual Meeting. All of our six directors serving as of our 2022 annual meeting attended the meeting.

All of the nominees named in this Proxy Statement have been nominated by our Board of Directors to be elected by holders of our Common Stock and each person nominated for election has agreed to serve if elected. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.

NOMINEES

Name	Age	Positions and Offices Held With the Company
Deborah L. Birx, M.D.	67	Director
Mark A. DiPaolo, Esq.	52	Director
Jules Haimovitz	72	Director
Odysseas D. Kostas, M.D.	48	Director
Sarah J. Schlesinger, M.D.	63	Director
Sapna Srivastava, Ph.D.	52	Director

We have determined that each of these director nominees (“nominated Director”) possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board of Directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominated Directors

Deborah L. Birx, M.D. has served as a member of our Board of Directors since March 2021 and is currently a member of the Audit Committee of the Board of Directors (the “Audit Committee”), the Integration Committee of the Board of Directors (the “Integration Committee”), and the Nominating/Corporate Governance Committee of the Board of Directors (the “Nominating/Corporate Governance Committee”). Dr. Birx most recently served as the response coordinator of the White House Coronavirus Task Force, where she made recommendations to vice president using data integration to drive decision making, as well as worked closely with state officials across the country to provide state-specific advice and guidance. In 2014, Dr. Birx became an Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy, a position she served in until January 2021. As the U.S. Global AIDS Coordinator, Dr. Birx oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR), the largest commitment by any nation to combat a single disease in history, at the CDC as well as all U.S. Government engagement with the Global Fund to Fight AIDS, Tuberculosis and Malaria. From 2005 until 2014, Dr. Birx served successfully as the Director of CDC’s Division of Global HIV/AIDS (DGHA) in the CDC Center for Global Health. From 1996 until 2005, she served as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research. During this time, she also rose to the rank of Colonel. Then known as Colonel Birx, she was awarded two prestigious U.S. Meritorious Service Medals and the Legion of Merit Award for her groundbreaking research, leadership and management skills during her tenure at the DoD. In 1985, Dr. Birx began her career with the Department of Defense (DoD) as a military trained clinician in immunology, focusing on HIV/AIDS vaccine research. Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, as well as developed and patented vaccines. Dr. Birx currently serves as a member of the Board of Directors of Nanolive SA. She received her medical degree from the Hershey School of Medicine, Pennsylvania State University in 1980 and her B.S. from Houghton College in 1976. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology. Dr. Birx is a world renowned medical expert and leader whose long career has focused on clinical and basic immunology, infectious diseases, pandemic preparedness, vaccine research, and global health and her extensive knowledge of the field contributed to our conclusion that she should serve as a director.

Mark A. DiPaolo, Esq. has served as a member of our Board of Directors since February 2018 and is currently the chair of the Integration Committee. Mr. DiPaolo has been a Senior Partner and the General Counsel of Sarissa Capital Management LP, a registered investment advisor, since May 2013. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2005 - 2013, Mr. DiPaolo served as a senior member of Icahn Capital’s investment team, working on all aspects of Carl Icahn’s activist investment strategy. Prior to working with Icahn Capital, Mr. DiPaolo was an attorney with Willkie Farr & Gallagher LLP. From August 2017 to September 2018, Mr. DiPaolo previously served as a member of the board of directors of Novelion Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. DiPaolo received his B.A. degree from Fordham University and his J.D. degree from Georgetown University. Mr. DiPaolo’s substantial experience in operations, transactions, law and corporate governance and knowledge of our field contributed to our conclusion that he should serve as a director.

Jules Haimovitz has served as a member of our Board of Directors since February 2018 and is currently a member of the Audit Committee, the chair of the Compensation Committee of the Board of Directors (the “Compensation Committee”), a member of the Nominating/Corporate Governance Committee and a member of the Integration Committee. Mr. Haimovitz is currently President of Haimovitz Consulting, Inc. a member of the board of directors of Armata Pharmaceuticals, Inc. He previously served as a member of the board of directors of Ariad Pharmaceuticals, where he was also a member of its audit committee; Dial Global, Inc., where he was also member of its audit committee; and Imclone Pharmaceuticals, where he served as chairperson of its audit committee. Mr. Haimovitz has also served as Chief Executive Officer or Chief Operating Officer of the following companies: Spelling Entertainment, Inc., King World Productions and VJN, Inc. Mr. Haimovitz holds a B.S. and M.A. degree in Mathematics from Brooklyn College. Mr. Haimovitz has demonstrated leadership in his field, his knowledge of financial and financing matters and his prior board service contributed to our conclusion that he should serve as a director.

Odysseas D. Kostas, M.D. has served as a member of our Board of Directors since December 2017. He is a Partner and Senior Managing Director at Sarissa Capital Management LP, which he joined in 2016. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2011-2015, Dr. Kostas was at Evercore ISI covering the biotechnology and pharmaceutical industries, most recently as a Director. Prior to joining Evercore, Dr. Kostas was a Consultant and Senior Associate Analyst at Sanford C. Bernstein and Co., Inc. Previously, he practiced internal medicine as part of the Yale New Haven Health system and was engaged as a consultant to various biotechnology companies. Dr. Kostas currently serves on the board of directors of Armata Pharmaceuticals, Inc. and previously served on the board of directors of

Enzon Pharmaceuticals, Inc. Dr. Kostas holds a BS from Massachusetts Institute of Technology (MIT) and a M.D. from University of Texas Southwestern Medical School. Dr. Kostas has demonstrated leadership in his field, his knowledge of our industry and experience in our industry contributed to our conclusion that he should serve as a director.

Sarah J. Schlesinger, M.D. has served as a member of our Board of Directors since February 2018 and is currently a member of the Compensation Committee and the chair of the Nominating/Corporate Governance Committee. Dr. Schlesinger is an Associate Professor of Clinical Investigation at Rockefeller University and Senior Attending Physician at Rockefeller University Hospital. Dr. Schlesinger led the Dendritic Cell section of the Division of Retrovirology at the Walter Reed Army Institute of Research and was also a member of the Division of Infectious and Parasitic Disease Pathology at the Armed Forces Institute of Pathology from 1994 to 2002. In 2002, Dr. Schlesinger rejoined Rockefeller University and began working with the International AIDS Vaccine Initiative as a Scientist in Vaccine Research and Design. Dr. Schlesinger has been a member of Rockefeller University Hospital’s Institutional Review Board (“IRB”) (Ethics Committee) since 2003 and previously served as IRB’s vice-chairperson. In 2017, she assumed the position of chairperson of the IRB. She is currently the director of the education and training programs at Rockefeller University Center for Clinical and Translational Science and serves on the Medical Staff Executive Committee of Rockefeller University Hospital. Dr. Schlesinger currently serves on the board of directors of Armata Pharmaceuticals, Inc. and the board of three non-profit organizations: the AIDS Vaccines Advocacy Coalition, Global Viral and The Hastings Center, the pre-eminent center for the study of bioethics. Dr. Schlesinger served as an independent corporate director of Ariad Pharmaceuticals from 2013 until its sale to Takeda Pharmaceutical Company Limited in 2017 and of The Medicines Company from 2018 until its sale to Novartis AG in 2020.. Dr. Schlesinger has a B.A. from Wellesley College and a M.D. from Rush Medical College in Chicago, Illinois. Dr. Schlesinger has demonstrated leadership in her field and her substantial knowledge of our industry contributed to our conclusion that she should serve as a director.

Sapna Srivastava, Ph.D. has served as a member of our Board of Directors since January 1, 2023. Dr. Srivastava is an experienced senior executive within the biopharmaceutical industry. Dr. Srivastava was the chief financial and strategy officer for Abide Therapeutics (acquired by Lundbeck), and prior to that, was chief financial and strategy officer for Intellia Therapeutics. She played an integral role in helping build Intellia’s financial operations and strategic direction. She also held an advisory role at eGenesis Bio as interim chief financial officer to support the company’s financial and strategic planning. Prior to her industry experience, she spent nearly 15 years as a stock analyst for the biotechnology sector, including as the senior analyst and team leader of the biotechnology group at Goldman Sachs; a senior biotechnology analyst at Morgan Stanley and ThinkEquity Partners; and as a research associate at JP Morgan. Dr. Srivastava currently serves as a member on the board of directors of Nuvalent, Inc., since 2021, where she is chair of the audit committee; Aura Biosciences, Inc., since 2021, where she is chair of the audit committee; Talaris Therapeutics, Inc., since 2021, where she is chair of the audit committee; Social Capital Suvretta Holdings Corp. II, since 2021, where she is chair of the audit committee; and the non-profit organization Trickle Up, since 2013, where she serves on the nominating and governance committee. Dr. Srivastava has also served as a board member for several therapeutic focused biotechnology companies and nonprofits. Dr. Srivastava holds a Ph.D. from New York University School of Medicine and a B.Sc. from St. Xavier’s College, University of Bombay. Dr. Srivastava has demonstrated leadership in her field and her substantial knowledge and experience in our industry contributed to our conclusion that she should serve as a director.

Current Directors Not on the Slate for Nomination

George W. Bickerstaff, III has served as a member of our Board of Directors since December 2017 and Chairperson of our Board of Directors since December 2020. Mr. Bickerstaff is currently the chair of the Audit Committee and a member of the Compensation Committee. He currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG. Prior to joining Novartis, Mr. Bickerstaff was the Chief Financial Officer of IMS Health, Division of Dun & Bradstreet. Mr. Bickerstaff currently serves on the board of directors of CareDx, Inc. Mr. Bickerstaff previously served on the board of directors of Cardax, Inc. Sio Gene Therapies Inc., Inovio Pharmaceuticals, Inc. and Ariad Pharmaceuticals, Inc. Mr. Bickerstaff holds degrees in engineering and business administration from Rutgers University.

Required Vote for Proposal 1

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each of the director nominees. You may vote “FOR” or “AGAINST” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. DiPaolo and Haimovitz and Drs. Birx, Kostas, Schlesinger and Srivastava to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. Pursuant to our Amended and Restated Bylaws, a majority of votes cast means that the number of votes cast “FOR” a director’s election must exceed fifty percent (50%) of the number of votes cast with respect to that director’s election. For this purpose, votes cast shall exclude abstentions and broker non-votes. A broker non-vote with respect to the election of a director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

Pursuant to our Corporate Governance Guidelines, as amended, each of Messrs. DiPaolo and Haimovitz and Drs. Birx, Kostas, Schlesinger, and Srivastava have tendered an irrevocable, conditional resignation that will be effective only upon both (i) the failure of such director to receive the required vote at the Annual Meeting for reelection and (ii) our board of directors’ acceptance of such resignation. If any of the director nominees fail to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to accept such director’s resignation, and it will submit its recommendation for prompt consideration by our Board of Directors. The Nominating/Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. See “Election of Directors - Majority Voting Bylaw” below for more information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE COMPANY’S NOMINEES.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The Nasdaq Global Market (“Nasdaq”), a majority of the members of a Nasdaq-listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Management and counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that each of Mr. Haimovitz, Mr. Bickerstaff, Drs. Birx, Schlesinger, and Srivastava are independent directors within the meaning of the applicable Nasdaq listing standards.

ELECTION OF DIRECTORS - MAJORITY VOTING BYLAW

Our Bylaws contain a majority voting standard in uncontested elections of directors. The majority voting standard provides that a director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. Under such a “majority voting standard,” the number of votes cast “For” the election of a nominee must exceed fifty percent (50%) of the number of votes cast with respect to that nominee’s election. Under a majority voting standard, abstentions and broker non-votes would not be counted as votes cast either “For” or “Against” a director’s election and will thus have no effect in determining whether the requisite vote had been obtained. However, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting held for the election of directors at which a quorum is present. A contested election means any election of directors for which the Secretary of the Company determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. In a contested election, stockholders shall not be permitted to vote against any nominee.

Pursuant to our Corporate Governance Guidelines, as amended, the Board of Directors shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which such person faces reelection and (ii) the Board of Directors’ acceptance of such resignation. In addition, the Board of Directors shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with our Corporate Governance Guidelines, as amended.

Under the Corporate Governance Guidelines, as amended, if an incumbent director fails to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to recommend that the Board of Directors accept such director’s irrevocable, conditional resignation, and the Nominating/Corporate Governance Committee shall submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors shall decide whether to accept such resignation and shall promptly disclose and explain its decision in a Current Report on Form 8-K (or successor form) filed with the SEC within ninety (90) days after the date the results of the relevant election are certified by the inspector of elections. An incumbent director whose resignation is under consideration shall abstain from participating in the Nominating/Corporate Governance Committee’s deliberations and recommendation regarding such resignation as well as the Board of Directors’ deliberations and its decision regarding such resignation. The Nominating/Corporate Governance Committee may consider any factors it deems relevant in deciding whether to recommend that the Board of Directors accept a director’s resignation. In deciding whether to accept a director’s resignation, the Board of Directors shall consider the recommendation of the Nominating/Corporate Governance Committee, the factors considered by the Nominating/Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. If the incumbent director’s resignation is not accepted by the Board of Directors, he or she shall continue to serve until his or her successor is elected and qualified, or until sooner displaced. If the Board of Directors accepts such an incumbent director’s resignation or if a nominee who failed to receive the required vote is not an incumbent director, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Company’s Bylaws.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Chairperson of the Board of Directors typically presides over these executive sessions. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and an Integration Committee. The following table provides membership for and meeting information for each of the Board of Directors’ committees during 2022:

Director	Audit	Compensation	Nominating/ Corporate Governance	Integration
Deborah L. Birx, M.D.	X		X	X
Mark A. DiPaolo, Esq.				X
Jules Haimovitz	X	X	X	X
Odysseas D. Kostas, M.D.
Sarah J. Schlesinger, M.D.		X	X
George W. Bickerstaff, III	X	X
Total meetings in fiscal year 2022	11	9	8	0

The following table provides membership information for each of the Board of Directors’ committees as of the Record Date:

Director	Audit		Compensation		Nominating/ Corporate Governance		Integration
George W. Bickerstaff, III	X	*	X
Deborah L. Birx, M.D.	X				X		X
Mark A. DiPaolo, Esq.							X	*
Jules Haimovitz	X		X	*	X		X
Odysseas D. Kostas, M.D.
Sarah J. Schlesinger, M.D.			X		X	*
Sapna Srivastava, Ph.D.

*	Current Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Integration Committee meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee oversees our accounting practices, systems of internal controls, enterprise risk management and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves all audit and permissible non-audit services provided by our independent auditors; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; reviews our overall enterprise risk management framework, consults with management and the independent auditors regarding our policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by us; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with our policies and procedures with respect to related-person transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. In addition, following the execution of our strategic transaction with Sarissa Capital Management LP (“Sarissa Capital”) in December 2020, the Audit Committee assumed the responsibility to manage, on behalf of the Board of Directors, the relationship with Sarissa Capital. This includes the responsibility to make all decisions, and take all actions, under our agreements with Sarissa Capital. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Audit Committee are George W. Bickerstaff, III (Chairperson), Deborah L. Birx, M.D. and Jules Haimovitz. The Audit Committee met 11 times during 2022. Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Audit Committee following the expiration of the current Audit Committee members’ terms and for the Board to elect a new director to serve as Chairperson to the Audit Committee.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current and prospective members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that George W. Bickerstaff, III and Jules Haimovitz are audit committee financial experts as defined by Item 407(d) of Regulation S-K. The Board of Directors made a qualitative assessment of Messrs. Bickerstaff and Haimovitz’s level of knowledge and experience based on a number of factors, including their educational and professional backgrounds and experiences.

Compensation Committee

The Compensation Committee reviews and approves our overall compensation strategy and policies. Specifically, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants stock options and other equity awards; administers our equity incentive plans and similar programs; monitors application of stock ownership guidelines; and administers, concurrently with the Board of Directors, the executive officer recoupment policy. A more detailed description of the Compensation Committee’s functions can be found in the Compensation Committee’s charter, which is published in the corporate governance section of our website at www.inva.com. The current members of the Compensation Committee are Jules Haimovitz (Chairperson), George W. Bickerstaff, III and Sarah J. Schlesinger, M.D. All current members of the Compensation Committee are independent (as independence is defined for board members in the Nasdaq listing standards and as independence is defined for compensation committee members in the Nasdaq listing standards). Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Compensation Committee following the expiration of the current Compensation Committee members’ terms.

The Compensation Committee met 9 times during 2022. Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he may make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and may participate in the Compensation Committee deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), evaluating and making recommendations to the Board of Directors concerning stockholder nominees for election as directors, reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors and advising the Board of Directors on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Nominating/Corporate Governance Committee are Sarah J. Schlesinger, M.D. (Chairperson), Deborah L. Birx, M.D. and Jules Haimovitz. Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Nominating/Corporate Governance Committee following the expiration of the current Nominating/Corporate Governance Committee members’ terms. All current members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met 8 times during 2022.

Our Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating/Corporate Governance Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating/Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating/Corporate Governance Committee considers diversity as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating/Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by the Stockholder - Director Communications Policy. Our Stockholder - Director Communications Policy can be found on the corporate governance section of our website at www.inva.com.

Integration Committee

The Integration Committee is responsible for overseeing all aspects of the Company’s integration efforts following the acquisitions of Entasis Therapeutics Holdings Inc. and La Jolla Pharmaceutical Company, including the corporate structure, hiring needs, manufacturing and commercial considerations, and regulatory matters. The Integration Committee reports to the Board of Directors regularly. While the Integration Committee may make recommendations to the Board of Directors (or a standing committee of the Board of Directors, to the extent applicable), the Integration Committee does not have authority to make decisions on behalf of the Board of Directors or bind the Company. The current members of the Integration Committee are Mark DiPaolo, Esq. (Chairperson), Deborah L. Birx, M.D. and Jules Haimovitz. The Integration Committee was formed by the Board of Directors on December 21, 2022 and did not convene any meetings in 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of George W. Bickerstaff, III, Jules Haimovitz, and Sarah J. Schlesinger, M.D. served on the Compensation Committee during all of 2022. None of the members of the Compensation Committee during 2022 were at any time during the 2022 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

BOARD LEADERSHIP STRUCTURE

Mr. George W. Bickerstaff, III, an independent outside director, has served as Chairperson of the Board of Directors since December 2020. The Board Chairperson serves as chairperson for meetings of the Board of Directors and coordinates the activities of the Board of Directors, including coordinating an appropriate schedule of Board of Directors and committee meetings, developing agendas for meetings of the Board of Directors, coordinating on the quality, quantity and timeliness of information submitted by management to directors, discussing the results of the Chief Executive Officer’s performance evaluation with the Chairperson of the Compensation Committee and coordinating with the Corporate Secretary responses to questions and/or concerns from stockholders, employees or other interested parties. Promptly following the Annual Meeting, the Board of Directors will elect a new director to serve as Chairperson of the Board.

Our Board of Directors has determined to separate the roles of Chairperson and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while further enabling the Chairperson of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson of the Board of Directors, particularly as our business initiatives have expanded and the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having a non-employee director serve as Chairperson of the Board of Directors is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

RISK OVERSIGHT MANAGEMENT

The Audit Committee reviews our overall enterprise risk management framework, including our overall risk exposures and our processes around the management and monitoring of such risks, and the allocation of responsibilities for specific risk areas across our management, the Board of Directors and committees of the Board of Directors. The Audit Committee will discuss with our management our major financial, legal, reporting and compliance risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 19 times during 2022. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with the Board of Directors or a particular director should send correspondence to Innoviva, Inc. at 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, Attention: Corporate Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company’s books and, if the Common Stock is held by a brokerage firm or other intermediary, the name and address of the beneficial owner of the Common Stock and (ii) the number of shares of the Company’s Common Stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our stockholder-director communications policy, the Corporate Secretary has been instructed, in his/her discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Corporate Secretary will forward such communication, depending on the subject matter, to the chairperson of a committee of the Board of Directors or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

The Company has adopted the Innoviva, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on March 9, 2021, is available on the corporate governance section of our website at www.inva.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code of Business Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver as required by applicable law.

DIRECTOR COMPENSATION

Our non-employee directors receive both cash and equity compensation for services provided as a director. Equity compensation is structured as periodic grants under a program implemented under our 2012 Equity Incentive Plan (“2012 Incentive Plan”), which are non-discretionary.

During 2022, the Compensation Committee retained Compensia, a compensation consulting firm, as its independent compensation consultant to provide analyses and recommendations with respect to our director compensation programs. The Compensation Committee considered Compensia’s recommendations in setting 2022 director compensation and discussed the final director compensation arrangements with Compensia to ensure that the package was in-line with market norms and consistent with our overall compensation philosophy. For additional information regarding the Compensation Committee’s engagement of Compensia, please see the section titled “Compensation Discussion and Analysis” beginning on page 34.

Cash Compensation. Each member of our Board of Directors who is not an employee was paid the following retainers for Board of Directors and committee service in 2022:

•	$50,000 annual retainer for service as a member of our Board of Directors;

•	an additional $50,000 annual retainer for service as the chairperson of our Board of Directors;

•	$10,000 annual retainer for service as a member of our Audit Committee;

•	an additional $35,000 annual retainer for service as the chairperson of our Audit Committee;

•	$10,000 annual retainer for service as a member of our Compensation Committee;

•	an additional $25,000 annual retainer for service as the chairperson of our Compensation Committee;

•	$5,000 annual retainer for service as a member of our Nominating/Corporate Governance Committee;

•	an additional $15,000 annual retainer for service as the chairperson of our Nominating/Corporate Governance Committee; and

•

a quarterly retainer of up to $10,000 (per board) for service as a member of the board and committee(s) of one or more of the Company’s direct or indirect affiliates or portfolio companies (the “Portfolio Retainer”). The actual amount of the Portfolio Retainer for each board will be based on whether and to what extent the director is undercompensated for such service.

The members of our Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors’ meetings and other Company business matters in accordance with Company policy.

Equity Compensation. Our non-employee directors receive the following initial equity awards upon joining our Board of Directors and annual equity awards in connection with each annual meeting of stockholders:

•

Annual Equity Awards - Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who continues to serve as a member of the Board of Directors is automatically granted (i) a restricted stock unit (“RSU”) award covering a number of shares of our Common Stock equal to $225,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share and (ii) an option to purchase 10,000 shares of our Common Stock with a per-share exercise price equal to the closing price of a share of our Common Stock on the date of grant. Each annual RSU and option award vests on the sooner of the next annual stockholder meeting or the one year anniversary of the date of grant, subject to the director’s continuous service through such date.

•

Initial Equity Awards - On the date of joining our Board of Directors, each new non-employee director is automatically granted a one-time initial RSU award covering a number of shares of our Common Stock equal to $125,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. This initial RSU award vests in two equal annual installments over the director’s first two years of service. In addition, the new non-employee director also receives the annual equity award described above (if joining on the date of our annual meeting of stockholders) or a pro-rated annual equity award (if joining on any other date) that vests on the sooner of the next annual stockholder meeting or the one-year anniversary of the date of grant. The size of each pro-rated annual equity award is based on the number of whole months remaining until the anniversary of the prior year’s stockholders’ meeting.

All RSU and nonstatutory stock option awards granted to our non-employee directors pursuant to the grant program will vest in full if the Company is subject to a change in control, or the director dies or becomes disabled while in service, and the RSU awards will be settled in shares of our Common Stock on the vesting date. Additionally, all RSU awards granted to our non-employee directors pursuant to the grant program carry dividend equivalent rights to be credited with an amount equal to all cash dividends paid on the underlying shares of our Common Stock while unvested, which are paid in cash upon vesting.

2022 Director Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
George W. Bickerstaff, III	140,783	224,990	132,500	498,273
Deborah L. Birx, M.D.	65,000	224,990	132,500	422,490
Odysseas D. Kostas, M.D.(4)	50,000	224,990	132,500	407,490
Mark A. DiPaolo(4)	50,000	224,990	132,500	407,490
Jules Haimovitz	166,051	224,990	132,500	523,541
Sarah J. Schlesinger	77,631	224,990	132,500	435,121

(1)	Includes the annual retainers earned or paid to each director.
(2)

The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director during 2022 computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2023 for a discussion of all assumptions made by the Company in determining the grant date fair value of our equity awards.

(3)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the director during 2022 computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 28, 2023 for a discussion of all assumptions made by the Company in determining the grant date fair value of our equity awards.

(4)	Cash compensation paid to Sarissa Capital.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines for non-employee directors. Pursuant to these guidelines, beginning after five years of service, non-employee directors are expected to hold shares of our Common Stock (including RSUs, whether or not vested) with a value equal to at least three times their annual base cash retainer. The guidelines were effective as of January of 2018 to increase the number of shares our non-employee directors are expected to hold to a value equal to at least ten times their annual cash retainer. Our non-employee directors have five years from the date of the amendment to comply with the increased guideline. Messrs. Bickerstaff, DiPaolo and Haimovitz and Drs. Schlesinger and Kostas are in compliance with the guideline. As Drs. Birx and Srivastava have not served on the Board of Directors for five years, they are not required to meet the share ownership thresholds under the guideline.

We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

BOARD DIVERSITY MATRIX

The following presents our Board of Directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. As we pursue future Board of Directors recruitment efforts, our Nominating/Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board of Directors.

Board Diversity Matrix as of April 20, 2023
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	3	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2
Directors who are Military Veterans	1

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This is commonly referred to as a “Say-On-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As described further in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, beginning on page 31, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation program are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders.

2022 was an excellent year for Innoviva, as we met and exceeded strategic and operational goals set for the year. Royalty revenues declined during the year, due to a volatile business environment, but remained resilient. On July 11, 2022 and August 22, 2022, respectively, the Company acquired Entasis Therapeutics Holdings Inc., including its lead asset sulbactam-durlobactam, and La Jolla Pharmaceutical Company, which has two products on the market. These strategic acquisitions have transformed the Company’s operations and given Innoviva a robust platform in the hospital and infectious disease space. In addition, we monetized our stake in Theravance Respiratory Company, LLC at what we believe to be an attractive valuation. The Company also transformed its capital structure with a $261 million convertible note issuance concurrent with a partial retirement of a near-term debt maturity as well as share repurchase activities. In addition, we continued to actively support the companies that we are invested in and make new asset acquisitions. As a such, the Company strengthened its position in 2022.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as disclosed in the 2022 Director Compensation Table and the accompanying tables and narrative, including “Compensation Discussion and Analysis.”

This Say-On-Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal 2 above, in accordance with SEC rules, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal 3 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal 3, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2017 with the plurality of the votes cast voting in favor of holding the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee and the Board of Directors value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

Section 14A of the Exchange Act requires that we conduct a stockholder advisory vote of this nature at least once every six years. It is expected that the next vote on a say-on-pay frequency proposal will occur at the Company’s 2029 annual meeting of stockholders.

Stockholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 year,” “2 years,” or “3 years,” or “Abstain.”

The Board of Directors recommends a vote on Proposal 3 to hold say-on-pay votes every 1 YEAR (as opposed to 2 years or 3 years).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE OPTION OF “1 YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Information Regarding Fiscal Year 2022 Change of Independent Auditor

As reported in the Company’s Form 8-K filed March 25, 2022, following an extensive evaluation and competitive process, the Audit Committee dismissed Grant Thornton LLP and appointed Deloitte & Touche LLP as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022. Grant Thornton LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim periods through March 25, 2022, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused Grant Thornton LLP to make reference thereto in their reports, and no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company requested that Grant Thornton LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Grant Thornton LLP’s letter, dated March 25, 2022, was filed as Exhibit 16.1 to the Form 8-K filed on March 25, 2022.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim periods through March 25, 2022, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2022 by Deloitte & Touche LLP and Grant Thornton LLP and December 31, 2021 by Grant Thornton LLP.

	Fiscal Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$2,892	$502
Audit-Related Fees(2)	75	—
Tax Fees	—	—
All Other Fees(3)	—	68

Total Fees	$2,967	$570

(1)

For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2022 and 2021 and the audit of internal control over financial reporting as of December 31, 2022 and 2021. For the years ended December 31, 2022 and 2021, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, fees for services associated with our registration statements, and accounting consultations. Audit fees include $305,000 paid to Grant Thornton LLP in fiscal year 2022 for comfort letters associated with the financing of our convertible senior notes due 2028 and audit consent associated with our annual financial statements for the year ended December 31, 2021.

(2)	Audit-related fee include the amount charged by Grant Thornton for providing its workpapers access to Deloitte & Touche LLP.
(3)	For professional services rendered for the audit of annual financial statements for the year ended December 31, 2021 for our consolidated subsidiary, Theravance Respiratory Company, LLC.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before our independent registered public accounting firm is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte and Touche LLP during 2022 and Grant Thornton LLP during 2021 was compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE INNOVIVA, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

The Company seeks stockholder approval of this Innoviva, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), which, if approved by our stockholders, will permit employees of the Company and certain of its direct and indirect subsidiaries to participate in the ownership of the Company in furtherance of its broader compensation strategy, as discussed below.

Background

On April 13, 2023, the Board of Directors adopted the 2023 ESPP, subject to the approval by the Company’s stockholders. The adoption of the 2023 ESPP will not affect the terms and conditions of any current offerings under the Theravance, Inc. 2004 Employee Stock Purchase Plan, as amended (the “2004 ESPP”). If the 2023 ESPP is approved by our stockholders, the first offering period under the 2023 ESPP will commence on November 16, 2023 and end on May 15, 2024 and (i) the 2004 ESPP will terminate immediately following the issuance of Common Stock pursuant to the 2004 ESPP to participants who participated in the “accumulation period” ending November 15, 2023, (ii) no new offering periods or accumulation periods under the 2004 ESPP will commence after November 15, 2023, and (iii) all employee contributions in respect of the 2004 ESPP shall be discontinued as of November 15, 2023. If the 2023 ESPP is not approved by our stockholders, the 2023 ESPP will be null and void, and the 2004 ESPP will remain in full force and effect in accordance with its terms and conditions until its expiration on May 27, 2024. No offering will commence, and no shares will be available for purchase, pursuant to the 2023 ESPP until it is approved by the Company’s stockholders.

If the 2023 ESPP is approved, 2,500,000 shares of our Common Stock will be available for purchase thereunder, which represents approximately 3% of our outstanding Common Stock (on a fully diluted basis) as of March 31, 2023. The Company’s stockholders previously approved the 2004 ESPP, under which 160,995 shares remain available for issuance as of March 31, 2023.

The Board of Directors adopted the 2023 ESPP because the 2004 ESPP will expire pursuant to its terms on May 27, 2024, which the Company believes has been successful in aligning the interests of employees and the senior management team with those of our stockholders. The Board of Directors believes that stock ownership by employees is instrumental in the Company’s ability to attract, motivate and retain team members and provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders. Therefore, the Board of Directors recommends that stockholders to approve the 2023 ESPP.

The following is a summary of the material features of the 2023 ESPP, the complete text of which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2023 ESPP is to enhance the Company’s and its direct and indirect subsidiaries’ ability to attract and retain the types of employees who will contribute to its long range success by permitting them to participate in the ownership of the Company. The Board of Directors believe that participation in the ownership of the Company is necessary to remain competitive in our industry and is essential to recruiting and retaining the highly qualified individuals who help us meet our goals.

Administration

The 2023 ESPP will be administered by the Compensation Committee.

Shares Subject to the 2023 ESPP

A total of 2,500,000 shares of Common Stock will be reserved and available for issuance under the 2023 ESPP, which, as of March 31, 2023, had a fair market value of $13.25 per share. Shares authorized under the

2023 ESPP are subject to adjustment in accordance with its terms. Shares subject to purchase rights granted under the 2023 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the 2023 ESPP.

Eligibility

The Company’s employees, including executive officers, and the employees of any of the Company’s direct or indirect subsidiaries designated by the Compensation Committee from time to time (a “Related Corporation”) will be eligible to participate in the 2023 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the 2023 ESPP, as determined by the Compensation Committee: (i) customary employment with the Company or a Related Corporation for more than 20 hours per week and more than five months per calendar year; or (ii) continuous employment with the Company or a Related Corporation for a minimum period of time, not to exceed two years, prior to the first date of an offering. Currently, approximately 109 employees will be eligible to participate in the 2023 ESPP.

Limitations

An employee may not be granted rights to purchase stock under the 2023 ESPP (x) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock or (y) to the extent that such right, together with any other rights under any employee stock purchase plan intended to comply with Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) would permit such employee to purchase Common Stock in excess of the limitations set forth in Section 423 of the Code and related regulations. Specifically, no purchase right may be granted to an employee to the extent such rights, together with any other rights under any employee stock purchase plan intended to comply with Section 423 of the Code, would accrue at a rate that exceeds (I) $25,000 worth of our stock for each calendar year that the rights remain outstanding, with respect to any offering that commences and ends in the same calendar year, or (II) $50,000 worth of our stock, minus the value of the stock purchased in the calendar year during which the offering commences and the calendar year during which the offering ends, with respect to any offering that commences in one calendar year and ends in the subsequent calendar year, in each case, as determined under Section 423 of the Code. In addition, in no event will a participant be eligible to purchase more than 2,500 shares of Common Stock during any offering period, subject to adjustment in accordance with the terms of the 2023 ESPP.

The 2023 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Unless otherwise determined by the Compensation Committee (provided that no offering exceeds twenty-seven (27) months), offerings under the 2023 ESPP will be six (6) months in duration and will commence on the May 16 and the November 16 of each year, with the first such offering commencing on November 16, 2023.

Each offering will have a purchase date on which shares will be purchased for the employees who are participating in the offering, which will be the last trading day of the offering.

A participant may not transfer purchase rights under the 2023 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2023 ESPP.

Holding Period

The 2023 ESPP permits the Compensation Committee to establish a holding period for any shares purchased in a particular offering, during which such shares will be subject to a resale restriction barring the holder from selling such shares. The holding period, if any, will commence on the purchase date and will end automatically on the earliest of (i) the termination of the participant’s employment, (ii) the occurrence of certain specified significant corporate transactions, such as our merger or change in control, or (iii) the six-month anniversary of the purchase date or such earlier date as established by the Compensation Committee.

Payroll Deductions

The 2023 ESPP permits participants to purchase shares of Common Stock through payroll deductions up to 15% of their eligible compensation. Unless otherwise determined by the Compensation Committee, the purchase price of the shares of Common Stock will be will be the lesser of (i) eighty-five percent (85%) of the fair market value of the shares on the applicable purchase date and (ii) eighty-five percent (85%) of the fair market value of the shares on the last trading day before the commencement of the applicable offering period. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares of Common Stock. Participation ends automatically upon termination of employment for any reason.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as our merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set by the Compensation Committee. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.

Amendment and Termination

The compensation committee has the authority to amend, suspend or terminate the 2023 ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. The 2023 ESPP will remain in effect until terminated by the compensation committee in accordance with the terms of the 2023 ESPP.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences applicable to the 2023 ESPP. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Participants under the 2023 ESPP are encouraged to consult with their own tax advisors.

General. The 2023 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, as a result of the grant or exercise of the purchase rights issued under the 2023 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2023 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, or a participant still owns purchased shares at the time of death, then the participant will recognize ordinary income in the year of sale, disposition or death in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the offering date over the purchase price. Any additional gain upon the disposition will be taxed as a capital gain.

Limitations on Employer’s Compensation Deduction. If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition, subject to any applicable limitations under Section 162(m) of the Code. No deduction will be allowed in any other case.

Certain Rules Applicable to “Insiders.” Employees who are executive officers or directors of the Company are subject to the reporting and “short wing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the shares of Common Stock purchased under the 2023 ESPP. In addition, shares so received by a person deemed an “affiliate” of the Company under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Company.

New Plan Benefits

Because the number of shares issued under the 2023 ESPP depends on the level of participation by its participants, we cannot determine the benefits or amounts that may be received by eligible participants in the future.

Stockholder approval of this Proposal 5 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THIS PROPOSAL 5.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “10-K”).

The Audit Committee has also reviewed and discussed with Deloitte and Touche LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Deloitte and Touche LLP those matters required to be discussed by the auditors with the Audit Committee under Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 1301, Communications with Audit Committees. Additionally, Deloitte and Touche LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and discussed with Deloitte and Touche LLP the independent auditors’ independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the SEC.

Submitted by the following members of the Audit Committee:

George W. Bickerstaff, III, Chairperson
Deborah L. Birx, M.D.
Jules Haimovitz

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of April 20, 2023:

Name	Age	Positions Held
Pavel Raifeld	40	Chief Executive Officer
Marianne Zhen	54	Chief Accounting Officer

Pavel Raifeld, CFA, was appointed Chief Executive Officer in May 2020. Prior to his appointment, Mr. Raifeld served on the investment team at Sarissa Capital Management LP. Earlier, he was a senior member of the healthcare investment banking team at Credit Suisse Securities (USA) LLC. Previously, Mr. Raifeld worked as a consultant, primarily specializing in advising biopharmaceutical companies, at McKinsey & Company, Inc. and The Boston Consulting Group Ltd. Mr. Raifeld earned an AB degree from Harvard University and an MBA degree from Columbia University.

Marianne Zhen, CPA, was appointed Chief Accounting Officer in July 2018 and also serves as Secretary. Ms. Zhen joined Innoviva in October 2014 as Corporate Controller. Prior to joining Innoviva, Ms. Zhen served as the Corporate Controller at Steelwedge Software Inc. from 2012 to 2014, Intelmate from 2011 to 2012 and Model N, Inc. from 2007 to 2011. Previously, Ms. Zhen served as a member of board of directors of the California Society of Certified Public Accountants (“CalCPA”) Peninsula/Silicon Valley Chapter. Ms. Zhen earned a Bachelor of Science degree in Business Administration with a concentration in Accounting from San Francisco State University. She is a member of the American Institute of Certified Public Accountants and a member of CalCPA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of April 20, 2023 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

This table lists applicable percentage ownership based on 65,504,384 shares of Common Stock outstanding as of April 20, 2023. Options to purchase shares of our Common Stock that are exercisable within 60 days of April 20, 2023 and RSUs that may be settled on or within 60 days of April 20, 2023 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	10,611,839	16.2%
Renaissance Technologies LLC(3) 800 Third Avenue New York, NY 10022	4,229,607	6.5%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	7,072,212	10.8%
Sarissa Capital Management LP(5) 660 Steamboat Road Greenwich, CT 06830	6,614,000	10.1%
Westfield Capital Management Company, LP(6) 1 Financial Center Boston, Massachusetts 02111	4,106,136	6.3%
Putnam Investments, LLC(7) 100 Federal Street Boston, Massachusetts 02110	5,329,107	8.1%

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
Directors and Officers
George W. Bickerstaff, III, Director(8)	147,207	*
Deborah L. Birx, M.D., Director(9)	52,489	*
Mark A. DiPaolo, Esq., Director(10)	98,211	*
Jules Haimovitz, Director(11)	110,411	*
Odysseas D. Kostas, M.D., Director(12)	102,207	*
Sarah J. Schlesinger, M.D., Director(13)	98,211	*
Sapna Srivastava, Ph.D., Director(14)	6,745
Pavel Raifeld, Chief Executive Officer(15)	284,799	*
Marianne Zhen, Chief Accounting Officer(16)	45,910	*
All current executive officers and directors as a group (9 persons)(17)	946,190	1.4%

*	Less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010.
(2)

As reported on Schedule 13G/A filed with the SEC on February 10, 2023. The report states that BlackRock, Inc. is a parent holding company that has beneficial ownership of the shares reported through its subsidiaries. BlackRock, Inc. has sole voting power over 10,505,052 shares and sole dispositive power over 10,611,839 shares.

(3)

As reported on Schedule 13G/A filed with the SEC on February 13, 2023. The report states that Renaissance Technologies LLC has sole voting power over 4,227,988 shares and sole dispositive power over 4,229,607 shares.

(4)

As reported on Schedule 13G/A filed with the SEC on February 9, 2023. The report states that The Vanguard Group has shared voting power over 125,150 shares, sole dispositive power over 6,881,113 shares and shared dispositive power over 191,099 shares. The report states that the aggregate amount beneficially owned by The Vanguard Group is 7,072,212 shares.

(5)

As reported on Form 13F filed with the SEC on February 14, 2023. The report states that Sarissa Capital Management LP and Alexander J. Denner, Ph.D. have shared voting and dispositive power over 6,614,000 shares.

(6)

As reported on the Schedule 13G filed with the SEC on February 2, 2023. The report states that Westfield Capital Management Company, LP has sole voting over 3,355,627 shares and sole dispositive power over 4,106,136 shares.

(7)

As reported on Schedule 13G filed with the SEC on February 14, 2023. The report states that Putnam Investments, LLC has sole voting power over 43,796 shares and sole dispositive power over 5,329,107 shares.

(8)	Includes 12,647 shares subject to RSUs that will settle and 10,000 options that will be exercisable within 60 days of April 20, 2023.
(9)	Includes 12,647 shares subject to RSUs that will settle and 10,000 options that will be exercisable within 60 days of April 20, 2023.
(10)	Includes 12,647 shares subject to RSUs that will settle and 10,000 options that will be exercisable within 60 days of April 20, 2023.
(11)	Includes 12,647 shares subject to RSUs that will settle and 10,000 options that will be exercisable within 60 days of April 20, 2023.
(12)	Includes 12,647 shares subject to RSUs that will settle and 10,000 options that will be exercisable within 60 days of April 20, 2023.
(13)	Includes 12,647 shares subject to RSUs that will settle and 10,000 options that will be exercisable within 60 days of April 20, 2023.
(14)	Includes 4,245 shares subject to RSUs that will settle and 2,500 options that will be exercisable within 60 days of April 20, 2023.

(15)	Includes 275,000 options exercisable within 60 days of April 20, 2023.
(16)	Includes 9,109 options exercisable within 60 days of April 20, 2023.
(17)	Includes an aggregate of 80,127 shares subject to RSUs that will vest and 346,609 options that will be exercisable within 60 days of April 20, 2023.

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Delinquent Section 16(a) Reports

We believe that during the fiscal year ended December 31, 2022, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were required.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of how our named executive officers were compensated in 2022, as well as how this compensation furthers our established compensation philosophy and objectives.

For 2022, our “named executive officers” consisted of the following individuals:

•	Pavel Raifeld, our Chief Executive Officer;

•	Marianne Zhen, our Chief Accounting Officer;[2] and

•	Larry Edwards, former President and Chief Executive Officer of La Jolla Pharmaceutical Company.

Compensation Philosophy and Objectives

The primary goals of our executive compensation programs are to (i) fairly compensate and reward executives for performance, (ii) attract and retain highly qualified executives, and (iii) align executives’ long-term interests with those of our stockholders. We have significantly reduced our overall executive compensation costs in recent years by revamping the entire executive management team in order to reflect the unique characteristics of the Company’s business and by redesigning our compensation programs to better align compensation amounts with our executives’ actual duties and responsibilities.

Compensation Committee

Our Compensation Committee is currently comprised of three independent members of our Board of Directors. The Compensation Committee’s primary responsibilities are to review the performance of our named executive officers and to assure that our named executive officers as well as other non-executive employees are compensated effectively in a manner consistent with our compensation philosophy. Our Compensation Committee has the final discretion with respect to salary increases, annual bonuses and equity awards, but it solicits recommendations from its independent compensation consultant on Chief Executive Officer and director compensation and from Mr. Raifeld on the compensation of his direct reports and other employees generally. Mr. Raifeld is not involved in any decisions with respect to his compensation.

Since 2018, our officer composition has been completely restructured to create a very lean management team currently consisting only of Mr. Raifeld and Ms. Zhen (except for the addition of Mr. Edwards, as discussed below, in connection with our acquisition of La Jolla Pharmaceutical Company). The Compensation Committee has established compensation programs for our named executive officers based on their actual responsibilities, relying on both the expertise of its members and the recommendations of its independent compensation consultant, as described below. This has significantly reduced the overall costs of our executive compensation programs, while at the same time providing Mr. Raifeld and Ms. Zhen with market competitive compensation.

In connection with our acquisition of La Jolla Pharmaceutical Company on August 22, 2022, Mr. Edwards became an executive officer of the Company. No changes were made to Mr. Edwards’ compensation in connection with or following the acquisition, such that the compensation payable to Mr. Edwards in 2022 reflects the compensation arrangement inherited by the Company in connection with such acquisition and not as a result of any decisions made by our Compensation Committee. Mr. Edwards resigned as the President and Chief Executive Officer of La Jolla Pharmaceutical Company effective as of March 31, 2023.

The Compensation Committee retained Compensia as its independent compensation consultant to provide market intelligence on compensation trends, views and recommendations with respect to our director compensation programs. During 2022, Compensia performed director compensation advisory services on behalf of the Compensation Committee. The Compensation Committee did not target any specific benchmarks in determining Mr. Raifeld’s compensation and instead relied on the members’ knowledge of the market generally and understanding of the demands of the Chief Executive Officer position.

[2]	In her role as the Chief Accounting Officer, Ms. Zhen is our Principal Financial Officer for reporting purposes.

Compensia did not perform any services for the Company in 2022, other than in connection with its engagement on director compensation matters. Further, no member of management or the Compensation Committee has any contractual or pecuniary arrangement with Compensia. The Compensation Committee assessed the independence of Compensia pursuant to the SEC rules and the Nasdaq listing standards and concluded that the engagement did not raise any conflicts of interest. In reaching this conclusion, the Compensation Committee considered all factors relevant to Compensia’s independence from management. We incurred fees in 2022 in respect of Compensia’s engagements totaling $11,527.

2022 Vote on Executive Compensation

At our 2022 annual meeting of stockholders, approximately 97% of our stockholders who cast a vote (disregarding those who abstained and broker non-votes) voted “For” a non-binding advisory resolution approving the compensation of our named executive officers (the “2022 Say-on-Pay Resolutions”), as disclosed in the proxy statement for that meeting. Based on a review of the overwhelming support of the 2022 Say-on-Pay Resolutions by our stockholders, our Compensation Committee determined that no major changes to our compensation policies or practices were required during 2022 on account of our stockholders vote on the 2022 Say-on-Pay Resolutions.

Principal Elements of Compensation

Base Salaries

Base salaries are set to reflect compensation commensurate with the individual’s current position. The salaries for our named executive officers (other than Mr. Edwards) were established based on the underlying scope of their respective responsibilities. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations. In 2022, the Compensation Committee approved adjustments to the base salaries of all existing employees based on market. Specifically, the Compensation Committee approved (i) an increase in Mr. Raifeld’s annual base salary of $45,000 effective as of May 1, 2022, and (ii) an increase in Ms. Zhen’s annual base salary of $35,000 effective as of March 1, 2022. In considering these increases, the Compensation Committee considered their expanded responsibilities in connection with the growing complexity of the Company’s activities, including in consideration of multiple strategic and financial transactions and attendant growth in the Company’s business in 2022, and conducted an analysis of compensation trends for executives in the industry with comparable duties and responsibilities, and concluded that setting their new annual base salaries would be more aligned with market practices and would enhance their motivational and retentive value.

Named Executive Officer	Annual Base Salary (as of December 31, 2022)
Pavel Raifeld	$455,000
Marianne Zhen	$335,000
Larry Edwards	$583,000

Annual Cash Incentive Compensation

During 2022, Mr. Raifeld’s and Ms. Zhen’s target bonus percentages increased by 10% and 5%, respectively, of their respective base salaries to better align monetary incentives with performance. Mr. Edwards’ target bonus in respect of 2022 was in accordance with his existing compensation arrangement prior to our acquisition of La Jolla Pharmaceutical Company.

Named Executive Officer	2022 Target Bonus (as a % of Annual Base Salary)
Pavel Raifeld	70%

Named Executive Officer	2022 Target Bonus (as a % of Annual Base Salary)
Marianne Zhen	55%
Larry Edwards	60%

In 2022, our named executive officers continued the Company’s broad cost optimization initiatives, enhanced capital deployment and delivered strong overall performance. Our named executives have also led the Company through its acquisitions of Entasis Therapeutics Holdings Inc. and La Jolla Pharmaceutical Company. In recognition of Mr. Raifeld’s and Ms. Zhen’s performance in 2022 and the value added by them to the Company, the Compensation Committee determined, after considering all relevant factors including the Company’s strong overall performance and record levels of capital deployment, that Mr. Raifeld and Ms. Zhen should be paid 2022 discretionary bonuses equal to 100% of their respective target bonus opportunity. Mr. Edwards’ 2022 bonus was payable pursuant to his letter agreement with La Jolla and the amount was determined by mutual agreement between Mr. Edwards and Mr. Raifeld based on his contributions to the integration of the La Jolla business after its purchase by Innoviva.

Equity Incentive Compensation

From time to time, we have granted stock options and restricted stock awards (“RSAs”) to our named executive officers. We do not use a targeted cash/equity split to set officer compensation.

Mr. Raifeld was granted nonstatutory stock options to purchase 150,000 shares of the Company’s Common Stock on May 2, 2022. The options granted to Mr. Raifeld are scheduled to vest over a period of four years (with the first 25% vesting on February 20, 2023 and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), provided Mr. Raifeld remains in continuous service through each vesting date. The Compensation Committee determined that the stock option award would enhance Mr. Raifeld’s incentive to increase shareholder value, as Mr. Raifeld will receive value from his stock options only to the extent the Company’s share price increases after the date of grant. The Compensation Committee also determined that the option award would increase the portion of Mr. Raifeld’s compensation that is tied to the Company’s performance on a go-forward basis, reflecting a strong pay-for-performance philosophy.

The Company’s practice is to grant equity awards to its named executive officers, other than the Chief Executive Officer, each year in order to closely align the executives’ pay with the Company’s stock value and overall performance. In 2022, Ms. Zhen was granted RSAs equal to $125,000 and nonstatutory stock options to purchase 15,000 shares of the Company’s Common Stock on March 1, 2022. The RSAs and nonstatutory stock options are subject to standard time-based vesting, consistent with the annual 2022 awards granted to non-executive employees. For Ms. Zhen, the 2022 RSAs and stock options are scheduled to vest over a period of four years (with the first 25% vesting on February 20, 2023 and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), subject to her continued service through each vesting date.

Perquisites

During 2022, we did not provide any perquisites to executive officers that were not provided to all employees.

Corporate Governance Policies

We have the following corporate governance policies that complement our executive compensation program:

Our Stock Ownership Guidelines that were amended in January 2018 require each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically six times salary for the CEO and two times salary for the other executive officers. Officers are required to be in compliance with these guidelines by the five-year anniversary of their commencement of service as an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer is in compliance, he or she will be expected to hold 50% of the after-tax shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards, or an open-market purchase. Mr. Raifeld’s and Ms. Zhen’s service as an executive officer of the Company commenced on May 20, 2020 and July 27, 2018, respectively, and therefore they are not yet required to meet the share ownership thresholds under the guideline.

Our Recoupment Policy, or clawback policy, permits the Company to recoup a portion of executive officers’ cash bonuses in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, to the extent that the bonus is earned based on financial metrics that are the subject of the restatement. We expect to revise our Recoupment Policy to comply with the new Nasdaq listing requirements by the compliance deadline.

COMPENSATION COMMITTEE REPORT3

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

George W. Bickerstaff, III
Jules Haimovitz, Chairperson
Sarah J. Schlesinger, M.D.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for fiscal years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Pavel Raifeld	2022	440,000	294,333	—	1,044,300	20,333	1,798,966
Chief Executive Officer	2021	391,458	234,952	—	580,330	64,938	1,271,138
	2020	222,000	123,968	—	1,570,000	19,000	1,943,968
Marianne Zhen	2022	329,167	178,542	124,988	115,934	22,500	771,131
Chief Accounting Officer	2021	296,156	144,520	125,000	27,086	21,500	614,262
	2020	284,625	128,081	124,996	—	21,167	558,869
Larry Edwards	2022	209,576	349,800	—	—	—	559,376
Former President and Chief
Executive Officer of La Jolla
Pharmaceutical Company

(1)

Includes amounts deferred by the officer pursuant to our 401(k) plan. Mr. Raifeld’s annual base salary rate is $455,000, which was increased from $410,000 as of May 1, 2022. Ms. Zhen’s annual base salary rate is $335,000, which was increased from $300,000 as of March 1, 2022. The table reflects Mr. Edwards’ salary from August 23, 2022 through December 31, 2022, which is the period following the acquisition of La Jolla Pharmaceutical Company.

(2)	Includes discretionary annual bonus amounts paid to the officers.
(3)

The amounts reported in the “Stock Awards” column represent the RSAs granted to Ms. Zhen and the amounts reported in the “Option Awards” column represent the stock options granted to Mr. Raifeld and Ms. Zhen. In each case, the aggregate grant date fair value of options or stock awards granted to the officers in the applicable fiscal year was computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2023 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards.

(4)

The amounts for Mr. Raifeld and Ms. Zhen in this column reflect a 401(k) matching contribution made by the Company, which was provided to our named executive officers on the same basis as it was provided to all other regular U.S. employees.

[3]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2022 Grants of Plan-Based Awards

The following table sets forth each equity award granted to our named executive officers during fiscal year 2022 (other than Mr. Edwards, who did not receive any equity awards in connection with or following the Company’s acquisition of La Jolla Pharmaceutical Company). All equity awards to our named executive officers were made under our 2012 Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares or Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Pavel Raifeld	5/02/2022	—		150,000	(1)	16.31	1,044,300
Marianne Zhen	3/01/2022	—		15,000	(2)	18.68	115,934
	3/01/2022	6,691	(3)	—		—	124,988

(1)

Mr. Raifeld was granted 150,000 options to purchase shares of the Company’s Common Stock in May 2022 under our 2012 Incentive Plan. The first 25% of the options vested on February 20, 2023, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date.

(2)

Ms. Zhen was granted 15,000 options to purchase shares of the Company’s Common Stock in March 2022 under our 2012 Incentive Plan. The first 25% of the options vested on February 20, 2023, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(3)

Ms. Zhen was granted RSAs in March 2022 with time-based vesting under our 2012 Incentive Plan. The first 25% of the RSAs vested on February 20, 2023, and the remaining 75% of the RSAs are scheduled to vest in equal quarterly installments over the next three years, provided Ms. Zhen remains in continuous service through each vesting date.

Narrative to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table

2012 Incentive Plan

The currently outstanding equity-based awards granted to our named executive officers are governed by our 2012 Incentive Plan. On May 16, 2012, our stockholders approved our 2012 Incentive Plan to promote the long-term success of the Company and the creation of stockholder value by encouraging employees, outside directors and consultants to focus on critical long-range objectives, attracting and retaining key employees, outside directors and consultants, and linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2012 Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance cash awards. Under the 2012 Incentive Plan, as of May 16, 2012, the Company was authorized to issue up to 6,500,000 shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the 2012 Incentive Plan is subject to increase by any shares of Common Stock subject to an award outstanding under any of our previous equity incentive plans on or after January 1, 2012 that become eligible for reuse pursuant to the share recycling provisions of the 2012 Incentive Plan, which may result in up to 12,667,411 additional shares being added to the 2012 Incentive Plan’s share reserve. As of December 31, 2022, the total number of shares of Common Stock reserved for issuance under the 2012 Incentive Plan was 3,838,270.

Pavel Raifeld

In connection with his hiring as our Chief Executive Officer, effective as of May 20, 2020, the Company and Mr. Raifeld entered into an offer letter. Mr. Raifeld’s offer letter provided for an initial base salary of $360,000 per year, which was increased to $410,000 per year effective as of May 14, 2021. The offer letter also provided for annual bonus eligibility with an annual target payout of 60% of his base salary.

Subsequently, Mr. Raifeld entered into a new offer letter on April 29, 2022. Pursuant to Mr. Raifeld’s offer letter, Mr. Raifeld will continue his employment with the Company in the role of Chief Executive Officer, effective as of May 1, 2022 for a term ending April 30, 2024 (the “Initial Term”). The offer letter provides for an initial base salary of $455,000 during the portion of the Initial Term beginning May 1, 2022 and ending April 30, 2023, and $500,000 during the portion of the Initial Term beginning May 1, 2023 and ending April 30, 2024. The offer letter also provides for Mr. Raifeld’s eligibility to receive an annual discretionary bonus with an annual target payout of up to 70% of his base salary during the portion of the Initial Term beginning May 1, 2022 and ending April 30, 2023 and up to 80% of his base salary during the portion of the Initial Term beginning May 1, 2023 and ending April 30, 2024, which the Board of Directors or the Compensation Committee may elect to apply on a pro-rated basis for any bonus year for which the bonus opportunity changes mid-year.

Under his new offer letter, Mr. Raifeld is also eligible to receive severance benefits in connection with certain qualifying terminations, as described under “—Potential Payments Upon Termination or Change in Control” below.

Marianne Zhen

In connection with her appointment as our Chief Accounting Officer, the Company and Ms. Zhen entered into a letter agreement on September 7, 2018. Ms. Zhen’s agreement provides for the payment of an annual base salary, which was first increased from $284,625 to $300,000, effective April 1, 2021, and subsequently increased from $300,000 to $335,000, effective March 1, 2022. The agreement also provided for annual bonus eligibility with an annual target payout of 50% of her base salary. Ms. Zhen’s annual target payout increased to 55% of her base salary, effective March 1, 2022.

Under the terms of Ms. Zhen’s agreement, Ms. Zhen is also eligible to receive severance benefits in connection with certain qualifying terminations, as described under “—Potential Payments Upon Termination or Change in Control” below.

Larry Edwards

Mr. Edwards is party is a letter agreement with La Jolla Pharmaceutical Company from July 2020, pursuant to which he served as the President and Chief Executive Officer of La Jolla Pharmaceutical Company and was eligible to receive a base salary equal to $583,000 as of December 31, 2022 and was eligible to receive an annual bonus with a target as of December 31, 2022 equal to 60% of his base salary.

Under the terms of Mr. Edwards’ letter agreement, Mr. Edwards was also eligible to receive severance benefits in connection with certain qualifying terminations, as described under “—Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding all equity awards held by each of our named executive officers as of December 31, 2022. All such awards were granted under our 2012 Incentive Plan.

	Option Awards				Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Pavel Raifeld(3)	156,250	93,750	14.10	5/19/2030	—	—
(4)	37,500	62,500	13.17	5/20/2031	—	—
(5)	—	150,000	16.31	5/1/2032	—	—
Marianne Zhen(6)	2,188	2,812	12,13	3/28/2031	—	—
(7)	—	15,000	18.68	2/29/2032	—	—
(8)	—	—	—	—	510	6,758
(9)	—	—	—	—	2,731	36,186
(10)	—	—	—	—	5,796	76,797
(11)	—	—	—	—	6,691	88,656

(1)

Pursuant to Ms. Zhen’s letter agreement and applicable award agreements, in the event that Ms. Zhen undergoes an involuntary termination within 3 months before or 24 months after a change in control of the Company, all unvested RSAs and stock options held by Ms. Zhen will be accelerated. For more information regarding the termination entitlements under Ms. Zhen’s letter agreement, please see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 42.

(2)

Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock on December 31, 2022, which was $13.25. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(3)

Mr. Raifeld received stock options under our 2012 Incentive Plan on May 20, 2020. The first 25% of the options vest on May 20, 2021, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(4)

Mr. Raifeld received stock options under our 2012 Incentive Plan on May 21, 2021. The first 25% of the options vest on February 20, 2022, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(5)

Mr. Raifeld received stock options under our 2012 Incentive Plan on May 2, 2022. The first 25% of the options vested on February 20, 2023, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(6)

Ms. Zhen received stock options under our 2012 Incentive Plan on March 29, 2021. The first 25% of the options vested on February 20, 2022, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(7)

Ms. Zhen received stock options under our 2012 Incentive Plan on March 1, 2022. The first 25% of the options vested on February 20, 2023, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(8)

Ms. Zhen received RSAs under our 2012 Incentive Plan on March 1, 2019. The first 25% of the RSAs vested on February 20, 2020, and the remaining 75% of the RSAs vested or will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(9)

Ms. Zhen received RSAs under our 2012 Incentive Plan on February 3, 2020. The first 25% of the RSAs vested on February 20, 2021, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(10)

Ms. Zhen received RSAs under our 2012 Incentive Plan on March 29, 2021. The first 25% of the RSAs vested on February 20, 2022, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(11)

Ms. Zhen received RSAs under our 2012 Incentive Plan on March 1, 2022. The first 25% of the RSAs vested on February 20, 2023, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

2022 Option Exercises and Stock Vested

The following table shows the number of shares of restricted stock held by Ms. Zhen that vested during the 2022 fiscal year. None of the other named executive officers held shares of restricted stock that vested during the 2022 fiscal year and none of our named executive officers acquired shares upon exercise of options during fiscal year 2022.

	Stock Awards
Name	Security	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marianne Zhen	INVA	9,231	157,315

(1)	Value realized is based on the fair market value of our Common Stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by Ms. Zhen.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is, or was, entitled to severance upon a qualifying termination pursuant to his or her offer letter or letter agreement, as applicable. For additional information regarding the agreements with our named executive officers, please see the section titled “—Narrative to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table” above.

Pavel Raifeld

Pursuant to Mr. Raifeld’s offer letter dated April 29, 2022, if the Company terminates Mr. Raifeld’s employment without “cause” (other than due to his death or disability), the Company will, subject to his execution and non-revocation of a general release of claims in favor of the Company, provide Mr. Raifeld (i) continued payment of his base salary in accordance with the Company’s regular payroll practices during the longer of (x) the six (6) month period immediately following the date of such termination or (y) the period beginning on the termination date and ending April 30, 2024, and (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, payable at the same time as bonuses are paid to active employees. In addition to the amounts payable under his offer letter, if Mr. Raifeld is subject to an involuntary termination within 24 months after a change in control of Innoviva, he is entitled to full vesting of all unvested stock options.

If Innoviva undergoes a change in control while Mr. Raifeld is still providing services to Innoviva and his stock options are not assumed or replaced with a new award as set forth in our 2012 Incentive Plan, Mr. Raifeld is entitled to full vesting of all unvested stock options.

Marianne Zhen

Pursuant to the letter agreement entered into with Ms. Zhen in September 2018 in connection with her appointment as our Chief Accounting Officer, if she is subject to an “involuntary termination” (as such term is defined in the letter agreement) within 3 months prior to or 24 months after a change in control of Innoviva, she is entitled to the following benefits, subject to her execution and non-revocation of a general release of claims in favor of the Company:

•	A lump sum payment equal to 100% of her annual base salary and target bonus.

•	A pro-rata target bonus (based on the number of full months of employment completed in the year of termination) for the year of termination.

•

Payment of her monthly premium under COBRA for the shorter of 12 months, the expiration of her continuation coverage under COBRA or the date when she obtains new employment offering comparable health insurance coverage.

•	Full vesting of all of her unvested restricted stock and stock option awards.

Alternatively, Ms. Zhen’s letter agreement provides that, if Ms. Zhen’s employment is terminated by the Company other than for “misconduct” or by her with “good reason” (as such terms are defined in the letter agreement) and the termination does not otherwise entitle her to the change in control severance benefits (i.e., the termination is not within 3 months prior to or 24 months after a change in control of Innoviva), she is entitled to the following benefits, subject to her execution and non-revocation of a general release of claims in favor of the Company:

•	A lump sum payment equal to 100% of her annual base salary.

•

She will remain eligible to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.

•

Payment of her monthly premium under COBRA for the shorter of 12 months, the expiration of her continuation coverage under COBRA and the date when she obtains new employment offering comparable health insurance coverage.

Larry Edwards

Pursuant to Mr. Edwards employment letter, in the event that Mr. Edwards’ employment was terminated without “cause” or for “good reason” (as such terms are defined in the letter agreement) within 12 months of a change in control event, Mr. Edwards was eligible to receive the following benefits, subject to the standard terms and conditions regarding post-employment termination payments:

•	Continued payment of his base salary for a period of 18 months in accordance with regular payroll practice.

•	A lump sum payment equal to 100% of target bonus for the year of termination.

•	Payment of his monthly premium under COBRA for the shorter of 18 months and the date when he becomes employed by a new employer.

The following table shows the amounts and benefits that would have been payable to Mr. Raifeld, Ms. Zhen and Mr. Edwards had a qualifying termination occurred on December 31, 2022 in various scenarios, including in connection with a change in control on the same date.

Name	Bonus for Year of Termination ($)		Cash Severance ($)		Vacation Payout ($)	Restricted Stock or Options that Vest ($)		Health and Welfare ($)		Total ($)
Pavel Raifeld
Termination Other than for Misconduct	294,333	(1)	651,667	(2)	66,870	—		—		1,012,870
Involuntary Termination in Connection with a Change in Control	294,333	(1)	651,667	(2)	66,870	5,000	(3)	—		1,017,870

Marianne Zhen
Termination Other than for Misconduct	178,542	(4)	335,000	(5)	56,371	—		32,577	(6)	602,489
Involuntary Termination in Connection with a Change in Control	178,542	(4)	513,542	(7)	56,371	211,545	(8)	32,577	(6)	992,576

Larry Edwards
Involuntary Termination in Connection with a Change in Control (9)	349,800	(10)	874,500	(11)	—	—		46,827	(12)	1,271,127

(1)

Reflects payment of Mr. Raifeld’s annual bonus at a target of 60% of Mr. Raifeld’s annual base salary for January 1, 2022 through April 30, 2022 ($410,000) and 70% of Mr. Raifeld’s annual base salary for May 1, 2022 through December 31, 2022 ($455,000). Mr. Raifeld’s offer letter provides that, if his employment is terminated by the Company without cause, he will remain eligible to receive a pro-rata target bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions.

(2)	Reflects the payment of Mr. Raifeld’s annual base salary from a termination date of December 31, 2022 through April 30, 2024.
(3)

Reflects the value of full vesting of all unvested stock options held by Mr. Raifeld, which is equal to the value of the 62,500 unvested shares of Common Stock of the Company underlying Mr. Raifeld’s stock option awards as of December 31, 2022, based on the amount the exercise price per share exceeds the closing price of $13.25 per share on December 31, 2022.

(4)	Reflects payment of Ms. Zhen’s 2022 annual bonus at target.
(5)	Reflects 100% of Ms. Zhen’s annual base salary.
(6)	Reflects the cost of Ms. Zhen’s COBRA premiums for 12 months.
(7)	Reflects 100% of Ms. Zhen’s annual base salary ($335,000) and target bonus ($178,542).
(8)

Reflects the value of full vesting of all unvested restricted stock and stock option awards held by Ms. Zhen, which is equal to (i) the value of the 15,728 unvested shares of Common Stock of the Company underlying Ms. Zhen’s restricted stock awards as of December 31, 2022, based on the closing price of $13.25 per share on December 31, 2022 (i.e., $208,396), plus (ii) the value of the 2,812 unvested shares of Common Stock of the Company underlying Ms. Zhen’s stock option awards as of December 31, 2022, based on the amount the exercise price per share exceeds the closing price of $13.25 per share on December 31, 2022 (i.e., $3,149).

(9)	For Mr. Edwards, any termination as of December 31, 2022 would have been a termination in connection with a change in control of La Jolla Pharmaceutical Company.
(10)	Reflects payment of Mr. Edwards’ 2022 annual bonus at target.

(11)	Reflects payment of Mr. Edwards’s base salary for 18 months.
(12)	Reflects payment of Mr. Edwards’ COBRA premiums for 18 months.

Pay Ratio Disclosure

As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Pavel Raifeld, our Chief Executive Officer, as of December 31, 2022:

For our fiscal year ended December 31, 2022:

•	The median of the annual total compensation of all employees (other than our Chief Executive Officer) was $319,745; and

•	The annual total compensation of Mr. Raifeld was $1,798,966 as reported in the Summary Compensation Table in this Proxy Statement.

Based on this information, the ratio of the annual total compensation of Mr. Raifeld on an annualized basis for 2022 to the median of the annual total compensation of our employees was approximately 5.63.

The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the annualized compensation of our employees as of December 31, 2022 for the period from January 1, 2022 through December 31, 2022. As of December 31, 2022, we had seven employees, excluding our Chief Executive Officer and approximately 95 employees acquired from Entasis Therapeutics Holdings Inc. and La Jolla Pharmaceutical Company in the third quarter of 2022. Of our seven employees, we determined that the employee with the fourth highest annual compensation best reflected “median employee” pay for 2022. Our identification of the fourth, rather than third, highest paid employee as our “median employee” has resulted in the pay ratio above being higher than it otherwise would have been. No cost-of-living or other adjustments were made. Once we identified our “median employee” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation
S-K,
this section discusses the relationship between executive compensation and the Company’s financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values
required in this section for each of the fiscal years ended December 31, 2020, 2021 and 2022. Note that for our NEOs other than our current and prior principal executive officers (each, a “PEO”), compensation is reported as an average.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1) ($)	Summary Compensation Table Total for Prior PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Compensation Actually Paid to Prior PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)	Net Income (Loss) (4) ($)	Basic EPS (5) ($)
2022	1,798,966	—	7,127	—	665,254	497,932	94	114	220,262,000	3.07
2021	1,271,138	—	1,246,717	—	614,262	561,101	122	126	368,837,000	3.24
2020	1,943,968	716,242	(8,215)	489,274	558,869	395,696	88	126	293,814,000	2.21

(1)
The dollar amounts reported for our prior PEO for fiscal year 2020 reflect amounts for Geoffrey L. Hulme, who served as our interim Principal Executive Officer until May 20, 2020, at which time Mr. Raifeld was appointed to serve as our Chief Executive Officer. Mr. Raifeld has served as our Chief Executive Officer since May 20, 2020, and the dollar amounts reported for our PEO for fiscal years 2020, 2021 and 2022 reflect amounts for Mr. Raifeld.

The dollar amounts reported for our
Non-PEO
NEOs for fiscal years 2020 and 2021 reflect the amounts for Ms. Zhen, our only non-PEO
NEO for such fiscal years. The dollar amount reported for our non-PEO
NEOs for fiscal year 2022 is the average of the amounts for Ms. Zhen and Mr. Edwards. Mr. Edwards became an NEO on August 22, 2022 and the amount takes into consideration only compensation paid by the registrant following such date.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our NEOs as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation reported for our NEOs in the “Total” column of the Summary Compensation Table to determine the amount of “compensation actually paid” for each year. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below.

	Year	Summary Compensation Table Total ($) (a)	Reported Value of Equity Awards (a) ($) (b)	Equity Award Adjustment (b) ($) (c)	Compensation Actually Paid ($) (a – b + c)
Pavel Raifeld	2022	1,798,966	1,044,300	(747,539)	7,127
	2021	1,271,138	580,330	555,909	1,246,717
	2020	1,943,968	1,570,000	(382,183)	(8,215)

Geoffrey Hulme	2020	716,242	224,996	(1,972)	489,274

Non-PEO NEOs	2022	665,254	240,922	(93,721)	497,932
	2021	614,262	152,086	98,925	561,101
	2020	558,869	124,996	(38,177)	395,696

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns, as applicable, in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustment for each applicable year include the addition (or subtraction, as applicable) of the amounts set forth in the table below in accordance with Item 402(v) of Regulation
S-K.
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustment ($)
Pavel Raifeld	2022	(340,558)	(435,147)	—	28,166	—	—	(747,539)
	2021	224,504	405,433	—	(74,028)	—	—	555,909
	2020	(382,183)	—	—	—	—	—	(382,183)

Geoffrey Hulme	2020	—	—	—	(1,972)	—	—	(1,972)

Non-PEO NEOs	2022	(89,766)	(44,131)	—	40,176	—	—	(93,721)
	2021	67,900	38,700	—	(7,675)	—	—	98,925
	2020	(16,695)	(12,532)	—	(8,950)	—	—	(38,177)

(3)
The dollar amounts disclosed in these columns assume $100 was invested for the cumulative period through the end of the list fiscal year, in either the Company or the NASDAQ Biotechnology Index (weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated), as applicable, and reinvestment of the pre-tax
value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

(4)
The dollar amounts reported in this column represent the amount of net income (loss) previously disclosed in our consolidated audited financial statements for the applicable year, as required by Regulation
S-X.

(5)
While the Company uses a number of financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that basic earnings per share (EPS) is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance.

Description of Certain Relationships of Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphs of the relationships between information presented in the Pay Versus Performance Table for each of 2022, 2021 and 2020, including: (a) comparisons between (i) compensation actually paid to the PEOs on an aggregate basis and the average compensation actually paid to our non-PEO
NEOs and (ii) each of our cumulative total shareholder return, net income (loss), and basic EPS, and (b) a comparison between our cumulative total shareholder return and the total shareholder return of the NASDAQ Biotechnology Index.

Compensation Actually Paid and Total Shareholder Return

Total Stockholder Return of the Company and Peer Group Total Stockholder Return

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid and Basic EPS

Performance Measures
The following list includes the financial performance measures used by the Company to link compensation actually paid to our NEOs to the performance of the Company for the fiscal year ended December 31, 2022. These measures are not ranked.

•	Basic EPS

•	Gross Revenue

•	Amount of Capital Allocation Activities

Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,465,720	(1)	$15.56	(2)	3,999,265	(3)

(1)	Includes 947,906 shares issuable upon exercise of outstanding options and 517,814 shares issuable upon vesting of outstanding restricted stock units and restricted stock awards.
(2)	Does not take into account outstanding restricted stock units and restricted stock awards as these awards have no exercise price.
(3)	Includes 160,995 shares of Common Stock available for issuance under our 2004 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2022, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

LABA Collaboration with GSK

In November 2002, we entered into LABA collaboration with GSK to develop and commercialize once-daily LABA products for the treatment of COPD and asthma (the “LABA Collaboration Agreement”). For the treatment of COPD, the collaboration has developed three combination products:

•

RELVAR®/BREO® ELLIPTA® (“FF/VI”) (BREO® ELLIPTA® is the proprietary name in the U.S. and Canada and RELVAR® ELLIPTA® is the proprietary name outside the U.S. and Canada), a once-daily combination medicine consisting of a LABA, vilanterol (VI), and an inhaled corticosteroid (“ICS”), fluticasone furoate (“FF”),

•	ANORO® ELLIPTA® (“UMEC/VI”), a once-daily medicine combining a long-acting muscarinic antagonist (“LAMA”), umeclidinium bromide (“UMEC”), with a LABA, vilanterol (VI), and

•	TRELEGY® ELLIPTA® (the combination FF/UMEC/VI), a once-daily combination medicine consisting of an ICS, LAMA and LABA

As a result of the launch and approval of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the U.S., Japan and Europe, in accordance with the LABA Collaboration Agreement, we paid milestone fees to GSK totaling $220.0 million during the year ended December 31, 2014. Although we have no further milestone payment obligations to GSK pursuant to the LABA Collaboration Agreement, we continue to have ongoing commercialization activities under the LABA Collaboration Agreement. The milestone fees paid to GSK were recognized as capitalized fees paid to a related party, which are being amortized over their estimated useful lives commencing upon the commercial launch of the products.

We are entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® as follows: 15% on the first $3.0 billion of annual global net sales and 5% for all annual global net sales above $3.0 billion. For other products combined with a LABA from the LABA collaboration, such as ANORO® ELLIPTA®, royalties are upward tiering and range from 6.5% to 10%.

Theravance Respiratory Company, LLC, which held the rights to TRELEGY® ELLIPTA®, was sold to Royalty Pharma Plc in July 2022. In connection with that sale, the Company received approximately $282 million in proceeds.

Strategic Partnership with Sarissa Capital

On December 11, 2020, we entered into a strategic partnership with Sarissa Capital designed to accelerate the execution of our strategy and enhance returns on capital. The partnership comprises (i) a strategic advisory agreement, pursuant to which and subject to the terms set forth therein Sarissa Capital will assist us in the development of our acquisition strategy and (ii) an investment by Innoviva into an investment fund managed by Sarissa Capital (the “ISP Fund”) to enhance returns on our capital. The partnership is part of our continued focus on increasing shareholder value by diversifying our primary royalty management business that includes respiratory assets partnered with Glaxo Group Limited and optimizing our capital allocation, both through actively pursuing opportunistic acquisitions of promising companies and assets in the healthcare industry and enhancing the returns on our capital. We believe that Sarissa Capital’s strategic position in the healthcare ecosystem, differentiated investment approach and strategic acumen are highly synergistic with our capital deployment strategy and position us well for value creation.

The Partnership Agreement includes co-investment rights pursuant to which our wholly owned subsidiary Innoviva Strategic Partners (“Strategic Partners”) is entitled to invest ratably in investment opportunities presented to ISP Fund LP (the “Partnership”) (of which it is a limited partner) and other funds and accounts managed by Sarissa Capital, and capacity rights pursuant to which Strategic Partners is entitled to make additional investments into the Partnership on the same preferential terms. The partnership agreement also includes a customary “most favored nations” provision, pursuant to which and subject to certain limitations and conditions, Strategic Partners is entitled to receive the benefit of any more favorable terms or conditions (and any related negative terms or obligations) provided to investors in any other fund or account managed by Sarissa Capital or its affiliates pursuing substantially the same investment strategy.

The execution of the above described transaction was approved by a special committee of independent directors of the Board of Directors represented by independent legal, financial and other advisors. Two of our directors are partners of Sarissa Capital. Accordingly, these directors have recused themselves to date from any decisions relating to our investment in the Partnership or the transaction documents. A committee of the Board of Directors comprised solely of independent directors is exclusively responsible for any decisions related to the strategic advisory agreement or the investment with Sarissa Capital.

In May 2021, we received a distribution from the ISP Fund of $110 million, which we used to repurchase all the common stock then owned by GSK. In connection with that distribution, we entered into a letter agreement with the ISP Fund committing to make capital contributions into the ISP Fund equal to the distribution by March 31, 2022. On March 30, 2022, we made a capital contribution of $110 million into the ISP Fund.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board of Directors or a committee of our Board of Directors. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board of Directors or a committee of our Board of Directors determines that the transaction is in, or is not inconsistent with, our and our stockholders’ best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are Innoviva, Inc. stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010 Attention: Corporate Secretary or contact us at (650) 238-9600. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such forward-looking statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of the Company, future purchases under the Company’s future capital return program or otherwise, and projections of revenue, expenses and other financial items. These forward-looking statements are based on the current estimates and assumptions of the management of the Company as of the date of this Proxy Statement and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; substantial competition from products discovered, developed, launched and commercialized both by GSK and by other pharmaceutical companies; the strategies, plans and objectives of the Company (related to the Company’s growth strategy and corporate development initiatives beyond the Company’s existing portfolio); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses, and other financial items; the impact of the novel coronavirus (“COVID-19”); the timing, manner and amount of capital deployment, including potential capital returns to stockholders; risks related to the Company’s growth strategy; projections of revenue, expenses and other financial items and risks discussed in the reports the Company files with the SEC. In addition to the risks described above and in the Company’s other filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

By Order of the Board of Directors

Pavel Raifeld
Chief Executive Officer

April 28, 2023

Appendix A

INNOVIVA, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

1.	GENERAL; PURPOSE.

(a)

The Plan is intended to replace the Prior Plan. As such, (i) the Prior Plan will terminate immediately following the issuance of shares of Common Stock pursuant to the Prior Plan to participants who participated in the Accumulation Period (as defined in the Prior Plan) ending on November 15, 2023, (ii) no new offering periods or Accumulation Periods under the Prior Plan will commence after November 15, 2023, and (iii) all employee contributions in respect of the Prior Plan shall be discontinued as of November 15, 2023. The first Offering Period under the Plan will commence on November 16, 2023 and end on May 15, 2024. An Eligible Employee must submit an enrollment form to the Company by November 1, 2023 (or such other date as determined by the Committee in its sole discretion) to participate in the first Offering Period under the Plan.

(b)	The Plan provides a means by which Eligible Employees may be given an opportunity to purchase shares of Common Stock pursuant to an Employee Stock Purchase Plan.

(c)

The Company, by means of the Plan, seeks to retain the services of existing Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(d)

The Company intends (but makes no undertaking or representation to maintain) the Plan to qualify as an Employee Stock Purchase Plan. The provisions of the Plan, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, under the Plan, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Companies will participate in each separate Offering.

2.	ADMINISTRATION.

(a)	The Committee will administer the Plan.

(b)	The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine how and when Purchase Rights will be granted and the terms and conditions of each Offering (which need not be identical);

(ii)

To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan as Designated Companies, which Related Corporations may be excluded from participation in the Plan, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings);

(iii)

To construe and interpret the Plan and Purchase Rights, and to establish, amend, and revoke rules and regulations for the Plan’s administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective;

(iv)	To settle all controversies regarding the Plan and Purchase Rights granted under the Plan;

(v)	To suspend or terminate the Plan at any time as provided in Section 12(b) below;

(vi)	To amend the Plan at any time as provided in Section 12(a) below;

(vii)

Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan; and

(viii)

To adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

(c)

The Committee may, in its sole discretion, designate Employees and professional advisors to assist it in the administration of the Plan and (to the extent permitted by applicable laws, rules, and regulations) may grant authority to Employees and/or Directors to execute agreements or other documents on behalf of the Committee relating to the Plan. The Committee may, in its sole discretion, employ legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred in the engagement of any such counsel, consultant, or agent will be paid by the Company. Neither the Board, the Committee, any Employee to whom authority has been delegated pursuant to this Section 2(c), nor any current or former Director, will be liable for any action or determination made in good faith with respect to the Plan, and to the maximum extent permitted by applicable laws, rules, and regulations, no current or former Director or Employee to whom authority has been delegated pursuant to this Section 2(c) will be liable for any action or determination made in good faith with respect to the Plan.

(d)	All determinations, interpretations, and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding, and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)	Subject to the provisions of Section 11(a) below relating to Changes in Capitalization, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 2,500,000.

(b)

If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)	The shares of Common Stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a)

The Committee may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering Period. Except as may otherwise be determined by the Committee (provided that no Offering Period may exceed twenty-seven (27) months), Offering Periods will be six (6) months in duration and will commence on the May 16 and the November 16 of each year, with the first such Offering Period commencing on November 16, 2023. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The terms and conditions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)	If a Participant has more than one Purchase Right outstanding under the Plan, unless the Participant otherwise indicates in forms delivered to the Company: (i) each form will apply to all of the

Participant’s Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

5.	ELIGIBILITY.

(a)

Purchase Rights may be granted only to Eligible Employees. An Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or a Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two (2) years. In addition, the Committee may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation, as applicable, is more than twenty (20) hours per week and more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

(b)

No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(b), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(c)

Notwithstanding anything in the Plan to the contrary, no Purchase Right may be granted to an Eligible Employee hereunder to the extent that such Purchase Right, together with any other rights granted under all Employee Stock Purchase Plans of the Company, would permit such Eligible Employee to purchase Common Stock in excess of the limitations set forth in Section 423(b)(8) of the Code. Specifically:

(i)

with respect to any Offering Period that commences and ends in the same calendar year, in no event shall a Purchase Right be granted to an Eligible Employee hereunder to the extent that such Purchase Right, together with any other rights granted under all Employee Stock Purchase Plans of the Company, would permit such Eligible Employee to purchase shares of Common Stock with a Fair Market Value in excess of (x) $25,000, minus (y) the Fair Market Value of the Common Stock that the Eligible Employee previously purchased under the Plan or any other Employee Stock Purchase Plans of the Company in such calendar year; and

(ii)

with respect to any Offering Period that commences in one calendar year and ends in the subsequent calendar year, in no event shall a Purchase Right be granted to an Eligible Employee hereunder to the extent that such Purchase Right, together with any other rights granted under all Employee Stock Purchase Plans of the Company, would permit such Eligible Employee to purchase shares of Common Stock with a Fair Market Value in excess of (x) $50,000, minus (y) the Fair Market Value of the Common Stock that the Eligible Employee previously purchased under the Plan or any other Employee Stock Purchase Plans of the Company in the calendar year during which the Offering Period commences and the calendar year during which the Offering Period ends.

For all purposes under this Section 5(c), the Fair Market Value of the Common Stock shall be determined at the beginning of the applicable Offering Period. To the extent that any Purchase Right would, but for the limitations set forth in this Section 5(c), permit an Eligible Employee to purchase shares of Common Stock with a Fair Market Value in excess of the limits set forth in this Section 5(c), such Purchase Right shall be interpreted to limit the number of shares of Common Stock that such

Eligible Employee may purchase to the maximum number of shares permitted after application of this Section 5(c).

(d)

Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate, unless such exclusion from eligibility is prohibited by applicable laws or regulations.

6.	CONTRIBUTIONS; PURCHASE RIGHTS; PURCHASE PRICE.

(a)

Subject to the provisions of this Section 6, on each Offering Date, each Participant, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase, on the Purchase Date, up to that number of shares of Common Stock determined by dividing the Participant’s accumulated Contributions by the applicable purchase price determined in accordance with Section 6(c); provided, however, that in no event shall any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to the provisions of Section 6(c) below related to Changes in Capitalization).

(b)

In connection with each Offering made under the Plan, the Committee may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, subject to the limitations set forth in Section 6(a), (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(c)

Subject to the provisions of Section 11(a) below related to Changes in Capitalization and to such other limitations determined by the Committee, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than an amount equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date and (ii) eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the last Trading Day before the commencement of the applicable Offering Period.

7.	CONTRIBUTIONS; PARTICIPATION; WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a)

During an Offering Period, a Participant’s Contributions will be limited to a percentage, or with a maximum dollar amount, as designated by the Committee, but in either case not exceeding fifteen percent (15%) of such Participant’s Compensation in respect of such Offering Period.

(b)

An Eligible Employee who chooses to become a Participant must, unless otherwise required under applicable laws or regulations, elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. Except as may otherwise be determined by the Committee, a Participant’s completion of an enrollment form with respect to any Offering will enroll such Participant in the Plan for each subsequent Offering on the terms contained therein until the Participant either submits a new enrollment form, withdraws from participation under the Plan as provided in Section 7(c) hereof, or otherwise becomes ineligible to participate in the Plan. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Committee. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a third party or otherwise be segregated. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) the Participant’s Contributions by completing and delivering a new enrollment form to the Company within the time specified in the Offering. If required under applicable laws or regulations, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check or wire transfer prior to a Purchase Date, in a manner directed by the Company.

(c)

During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon Participant’s timely withdrawal in accordance with the deadline imposed by the Company, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of the Participant’s accumulated but unused Contributions as soon as practicable thereafter. A Participant’s withdrawal from that Offering will have no effect upon the Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(d)

Unless otherwise required by applicable laws or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of such individual’s accumulated but unused Contributions as soon as practicable thereafter. For purposes of the Plan, a Participant will continue to be an Employee while the Participant is on military leave, sick leave or other bona fide leave of absence approved by the Company or a Designated Company in writing that meets the requirements of Treas. Reg. § 1.421-1(h)(2), if the leave does not exceed three (3) months, or if longer, so long as the Participant’s right to reemployment with the Company or a Designated Company is provided either by statute or by contract. If the period of leave exceeds three (3) months and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant will cease to be an Employee on the first day immediately following such three (3)-month period. In any event, a Participant will cease to be an Employee when the approved leave ends unless the Participant immediately returns to work.

(e)

During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, or by the laws of descent and distribution. If a Participant dies, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant.

(f)	Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a)

On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless determined by the Committee, the purchase price for each Offering will be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date and (ii) eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the last Trading Day before the commencement of the applicable Offering Period. No fractional shares will be issued unless specifically provided for in the Offering.

(b)

If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock (whether as a result of the application of purchase limits or otherwise) and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest (unless otherwise required by applicable law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by applicable law).

(c)

No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign, and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that such delay may not exceed six (6) months. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Committee in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest, unless otherwise required by applicable laws or regulations.

(d)

The Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by applicable laws or regulations. The holding period, if any, will commence on the Purchase Date and will not exceed six (6) months; provided, that the holding period, if any, with respect to any Participant will end automatically if either (i) the Participant is no longer an Employee, or (ii) a Change in Control occurs. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares will be designated with an applicable resale restriction. The applicable holding period will be set forth in the Offering Document for the applicable Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

9.	TRANSFER OF SHARES.

As soon as reasonably practicable after each Purchase Date, the Company will record in the books of the Company, or in the Committee’s discretion arrange for the delivery to each Participant of, the shares of Common Stock purchased upon exercise of the Participant’s Purchase Rights. The Committee may permit or require that the shares be deposited directly into a Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. A Participant will not be deemed to be the holder of, or to have any voting, dividend or other rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights have been delivered pursuant to this Section 9.

10.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan, such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CHANGE IN CONTROL.

(a)

In the event of a Change in Capitalization, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering (including the limits set forth in Section 6(a) above). In addition, if any change in the capital structure or business of the Company that is not a Change in Capitalization occurs, then the Committee, in its sole discretion, may make adjustments to the Plan in such manner as it deems appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. The Committee will make these adjustments in its discretion, and its determination will be final, binding, and conclusive.

(b)

Notwithstanding the foregoing, except as provided by the Committee, in the event of a Change in Control, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Change in Control) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten (10) business days prior to the Change in Control under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.	AMENDMENT; TERMINATION OR SUSPENSION OF THE PLAN.

(a)

The Board or the Committee may amend the Plan at any time in any respect the Board or the Committee, as applicable, deems necessary or advisable. However, except as provided in Section 11(a) relating to Changes in Capitalization, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including, without limitation, any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, or (iv) expands the types of awards available for issuance under the Plan, but in each of (i) through (iv) above only to the extent stockholder approval is required by applicable laws, regulations or listing requirements. In addition, no amendment may make any change to any outstanding Purchase Right which materially adversely affects such Purchase Right without the consent of the person to whom such Purchase Right was granted, except (x) as provided in Section 11(a) relating to Changes in Capitalization, (y) to the extent necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (z) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. For the avoidance of doubt, in no event shall the Committee’s or the Board’s exercise of any discretion afforded to it under the Plan be considered an amendment to the Plan for purposes of this Section 12.

(b)

The Board or the Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. In addition, the Board or the Committee may terminate an Offering if the Board or the Committee determines that the termination of the Offering is in the best interests of the Company and its stockholders.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective immediately prior to and contingent upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within twelve (12) months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a)	Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)

To the extent required by applicable law, rules, or regulations, a Participant will be required to make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan or any Offering.

(c)

Neither the Plan nor any Offering hereunder will give any Participant or other Employee any right with respect to continuance of employment by the Company or any Related Corporation, nor will they be a limitation in any way on the right of the Company or any Related Corporation by which an Employee is employed or retained to terminate such Employee’s employment at any time.

(d)

The Plan and actions taken in connection herewith will be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(e)

If any provision of the Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and the Plan will be construed and enforced as if such provisions had not been included.

(f)

All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative, or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and each Participant will be deemed to agree that any claims pursuant to the Plan is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(g)	The headings and captions herein are provided for reference and convenience only, will not be considered part of the Plan, and will not be employed in the construction of the Plan.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)	“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)	“Board” means the Board of Directors of the Company.

(c)

“Change in Capitalization” means any change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing.

(d)	“Change in Control” means:

(i)

a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of shares of Common Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(ii)

the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(iv)

the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur.

(e)

“Code” means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Code will also be a reference to any successor provision.

(f)

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board appointed from time to time by the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee will be exercised by the Board.

(g)	“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

(h)

“Compensation” means, with respect to a Participant, (i) the total compensation paid in cash to such Participant by a Designated Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by such Participant under section 401(k) or 125 of the Code. “Compensation” excludes all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee will determine whether a particular item is included in Compensation. Such determination shall be conclusive and binding on all persons.

(i)	“Company” means Innoviva, Inc., a Delaware corporation, and its successors by operation of law.

(j)

“Contributions” means the payroll deductions that a Participant contributes to fund the exercise of a Purchase Right. If required by applicable law or regulation and if specifically provided for in the Offering, a Participant may make additional payments into the Participant’s account, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(k)

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

(l)	“Designated Company” means Innoviva Specialty Therapeutics, Inc. and any other Related Corporation selected by the Committee as participating in the Plan.

(m)	“Director” means a member of the Board.

(n)	“Effective Date” means April 27, 2023, which is the date on which the Plan was approved by the Board.

(o)

“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(p)

“Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)	“Employee Stock Purchase Plan” means an “employee stock purchase plan” as defined under, and interpreted in accordance with, Section 423(b) of the Code.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules, regulations and successor provisions promulgated thereunder.

(s)

“Fair Market Value” means the closing selling price of one share of Common Stock as reported on Nasdaq on the date of determination or, if such date is not a Trading Day, the immediately prior Trading Day, and if not available, then it shall be determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(t)

“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of the Offering Period. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Committee for that Offering.

(u)	“Offering Date” means a date selected by the Committee for an Offering to commence, which, unless otherwise determined by the Committee will be the May 16 and the November 16 of each year.

(v)	“Offering Period” means the period of time of an Offering, commencing on an Offering Date.

(w)	“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(x)	“Participant” means an Eligible Employee who is actively participating in the Plan.

(y)	“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(z)	“Plan” means this Innoviva, Inc. 2023 Employee Stock Purchase Plan, as the same may be amended and/or restated from time to time.

(aa)	“Prior Plan” means the Theravance, Inc. 2004 Employee Stock Purchase Plan, as adopted May 27, 2004 and amended on April 19, 2005, December 11, 2007, December 10, 2008 and April 27, 2010.

(bb)

“Purchase Date” means the last Trading Day of an Offering Period on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(cc)	“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(dd)

“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ee)

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act will also be a reference to any successor provision.

(ff)	“Share Account” means an account into which shares of Common Stock purchased with a Participant’s accumulated Contributions at the end of an Offering Period are held on behalf of the Participant.

(gg)

“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or any successors thereto, is open for trading.

ADOPTED BY THE BOARD OF DIRECTORS: April 27, 2023

P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go • To: www.proxypush.com/INVA
Use the Internet to transmit your voting instructions
and for electronic delivery of information up until
• 11:59 p.m. Eastern Time on May 21, 2023.
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE Call 1-866-948-4204
• Use any touch-tone telephone to transmit your voting
instructions up until 11:59 p.m. Eastern Time on May
• 21, 2023.
• Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
• • Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid
envelope provided. Proxy card must be received no
later than 11:59 p.m. Eastern Time on May 21, 2023
Innoviva, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of April 20, 2023
TIME: Monday, May 22, 2023 11:00 AM, Eastern Time PLACE: The offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Pavel Raifeld and Marianne Zhen (the “Named Proxies”), and each or either of them, as the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Innoviva, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Innoviva, Inc.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 4 AND 5
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.
BOARD OF DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. To elect six directors to serve for the ensuing year.
FOR AGAINST ABSTAIN
1.01 Deborah L. Birx, M.D. FOR
#P2# #P2# #P2#
1.02 Mark A. DiPaolo, Esq. FOR
#P3# #P3# #P3#
1.03 Jules Haimovitz FOR
#P4# #P4# #P4#
1.04 Odysseas D. Kostas, M.D. FOR
#P5# #P5# #P5#
1.05 Sarah J. Schlesinger, M.D. FOR
#P6# #P6# #P6#
1.06 Sapna Srivastava, Ph.D. FOR
#P7# #P7# #P7#
FOR AGAINST ABSTAIN
2. To approve the non-binding advisory resolution regarding executive compensation. FOR
#P8# #P8# #P8#
1YR 2YR 3YR ABSTAIN
3. To vote on the frequency of non-binding advisory votes on executive compensation. 1 YEAR
#P9# #P9# #P9# #P9#
FOR AGAINST ABSTAIN
4. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & FOR
Touche LLP as the independent registered public accounting firm of Innoviva, Inc. for #P10# #P10# #P10# its fiscal year ending December 31, 2023.
5. To approve the Innoviva, Inc. 2023 Employee Stock Purchase Plan. FOR
#P11# #P11# #P11#
Check here if you would like to attend the meeting in person.
You must register to attend the meeting online and/or participate at www.proxydocs.com/INVA
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable
Date
Signature (if held jointly)
Date